                                                                  EXHIBIT 10.40


                                  OFFICE LEASE

This Lease is made this 20 day of March, 2000 by and between BOCA II ASSOCIATES, LTD., a Florida limited partnership ("LANDLORD") and MACKENZIE INVESTMENT MANAGEMENT, INC., A Delaware Corporation ("TENANT").

                                  WITNESSETH:

1.       BASIC LEASE PROVISIONS:

         1.1.     Project Name:              First Union Plaza

                  The Project includes: An office building designated as Building Two (Building Two is also referred to herein as the "Building"), a bank building designated as Building One (Building One and Building Two collectively referred to as the "Office Property"), a parking garage facility, and the land and other improvements within the Project boundaries. The term Project does not include any residential property.

                  Project Boundaries:        See Exhibit A

                  Address:                   925 South Federal Highway -
                                             as to Building Two
                                             Boca Raton, Florida 33432

                  Building:                  Two

                  Unit/Suite No.:            TBD

                  Floor:                     The entire 4th, 5th, & 6th

         1.2. Area of Premises: Approximately 40,786 rentable square feet as reflected on the floor plan attached hereto as Schedule 1. (said Area shall be adjusted in the event the final plans and specifications or, only to the extent provided in this
                  Section 1.2, the as-built condition for the Premises reflect an alternate rentable square footage). After Landlord's completion of the Building, the area of the Premises and the Building shall be measured by Landlord's architect at Landlord's sole expense using the BOMA ANSI Z65.1 1996 measurement standards as further limited by Landlord's representation to Tenant that the common area loss factor of the Building shall not exceed 12%, and Landlord's architect shall certify the accuracy of such measurements to Tenant. If Landlord's architect determines that in fact the Premises contain less than 40,786 square feet of rentable area (or if Tenant causes the Premises to be re-measured by its architect and determines a 5% or greater error in the measurement by Landlord's architect, in which case Landlord shall reimburse Tenant for its out-of-pocket costs in re-measuring the Premises), Base Rent and Tenant's Percentage Share shall be ratably reduced. If the Premises contain more than 40,786 square feet of rentable area, there shall be no adjustment to Base Rent and Tenant's Percentage Share. Notwithstanding anything herein to the contrary, in no event will be Premises be deemed to contain more rentable area than results by multiplying the usable area (as determined by BOMA ANSI Z65.1
                  1996) of the Premises not including the bathrooms and increasing such usable area by 12%.

         1.3. Tenant's Percentage Share: 46.08 % (said Percentage Share shall be adjusted in the event the rentable area of the Building or the Project is other than as stated herein or is increased or decreased).

                  Based upon Premises of 40,786 rentable square feet in Building Two, which contains approximately 88,509 rentable square feet.

         1.4. Commencement Date of Lease: March 1, 2001 subject to the Landlord delivering Tenant possession of the Premises in shell condition four (4) months prior to Commencement Date, subject to extension for Force Majeure or Tenant Delay ("Delivery Date"). Said four (4) month period is referred to as the Construction Period. Provided, however, if the Delivery Date (defined below) does not for any reason including Force Majeure (but excluding Tenant Delay) occur by the Outside Date (defined as January 1, 2001), Tenant shall, as its sole and exclusive remedy, be entitled to either (i) cancel this Lease by notice to Landlord given within 20 days after the expiration of the Outside Date, in which case Landlord shall have no further liability to Tenant or (ii) extend the Outside Date for a thirty (30) day period. Tenant's right to cancel this Lease or extend the Outside Date (as extended) shall continue for successive thirty (30) day periods until the Delivery Date has occurred. Shell condition means that all of the following have occurred: (i) substantial completion all of Landlord's Building Standard Improvements have been fully completed but for punch list items that do not materially or adversely interfere with or delay performance or completion of Initial Tenant Improvements (such capitalized terms are defined in the Construction Rider attached to this Lease); and (ii) if Tenant cannot obtain a building permit for the Initial Tenant Improvements because Landlord's Building Standard Improvements have not been completed or by reason of any outstanding permit or approval related to the Project or the Building ("Tenant Building Permit Condition"), then Shell condition shall not occur until Landlord has remedied the situation. The Commencement Date shall be delayed by the number of days (not to exceed 3 months) in which completion of the Initial Tenant Improvements is delayed due to Force Majeure and Landlord Delay, but in no event shall the Commencement Date be extended for Tenant Delays. The Commencement Date shall also be delayed based on the number of days in which issuance of a certificate of occupancy for the Premises following completion of the Initial Tenant Improvements is delayed on account of there not having been issued such necessary governmental approvals as are a condition precedent to Tenant receiving a certificate of occupancy for the Premises. Landlord Delay includes without limitation the following (but only to the extent, and only for such period, that the event actually causes a delay in completion of the Initial Tenant Improvement): failure of Landlord (i) to deliver the detailed Building drawings (including mechanical, electrical, structural and plumbing) to Tenant, at Landlord's expense, within 15 days after the date of this Lease; (ii) to construct Landlord's Building Standard improvements in compliance with Laws as of the Delivery Date; (iii) to correct any latent defects in Landlord's Building Standard Improvements; (iv) to construct in accordance with approved detailed Building drawings, subject to changes which do not materially or adversely effect Tenant's use or occupancy of the Premises or construction of the Initial Tenant Improvements and any other modification approved in writing by Tenant or required by Law
                  (v) material discrepancies between the Building drawings submitted to Tenant and the actual as-built condition of Landlord's Building Standard Improvements and the Premises.

         1.5. Expiration Date of Lease: The last day of the Lease Term. The Lease tern is a period of One Hundred and Forty Four (144) months commencing on the Rent Commencement Date, as such Lease Term may be extended in accordance with this Lease.

         1.6. Rent Commencement Date: the earlier of (i) Commencement Date of Lease or (ii) when Tenant opens for business; but in no event will the Commencement Date be sooner than March 1, 2001.

         1.7. Base Rent: $856,506.00 per year OR $ 21.00 per rentable square foot per year, payable in equal monthly installments of $71,375.50 per month, subject to rental adjustment as hereinafter provided. In addition to Base Rent, Tenant shall pay Operating Expense Rent in accordance with Paragraph 1.14 & 6.1. Notwithstanding the foregoing, Landlord will abate the Base Rent for 28,624 rentable square feet for the initial six
                  (6) months of the lease term. Total base rental abatement is $300,552.

         1.8.     Security Deposit: None

         1.9. Permitted Use: Tenant has the use of Premises for general office purposes only. Landlord agrees not to lease any space (within Building Two) over 7,500 rentable square feet to any company or corporation whose primary business is in the sale or administration of mutual funds. Landlord warrants and represents that it (i) has not entered into any agreement or other undertaking that would in any way preclude, limit or restrict Tenant's permitted use including Tenant's sale and administration of mutual funds and (ii) is not aware of any such agreement, undertaking or restriction of record encumbering the Building that would in any way preclude, limit or restrict Tenant's sale and administration of mutual funds.

         1.10. Trade Name: Ivy Mackenzie or any other name under which Tenant or any permitted assignee or subtenant chooses to operate.

         1.11. Parking Spaces: Landlord shall make available to Tenant without charge a number of unreserved and unassigned parking spaces within the Parking Garage equal to 2.5 parking spaces for every 1,000 square feet of the Premises and any additional space leased by Tenant, without charge to Tenant. Additionally, Tenant hereby agrees to pay Landlord for reserved and assigned parking spaces equal to 1 parking spaces within the Parking Garage for every 1,000 square feet of the Premises and any additional space leased by Tenant, at a charge of $50.00 per parking space per month throughout the term of the Lease, which payment shall be due and payable at the time of payment of Base Rent and shall be considered additional rent due under this Lease. The location of the reserved parking spaces shall be mutually agreed to by Tenant and Landlord. Tenant acknowledges and agrees that the parking in the Project Garage is on a co-usage basis with other owners and permitted users in the Project, except that Tenant's reserved parking spaces in the Project Garage shall be available for its exclusive use between the hours 8:00 a.m. and 6:00 p.m., Monday through and including Friday, excluding any and all municipally recognized holidays (the "Normal Parking Hours"). After Normal Parking Hours, fifty percent (50%) of the reserved parking allocated to Tenant shall remain available for Tenant's exclusive use and the remaining fifty percent (50%) of the reserved and one hundred percent (100%) of the unreserved parking allocated to Tenant shall be on a co-usage basis with other owners and permitted users in the Project, subordinate to the rights of the adjoining residential development and subject to availability. Notwithstanding the foregoing, Landlord will abate the reserved parking additional rent for the initial twelve (12) months of the lease terms. Total parking additional rent abatement is $24,000.

         1.12. Late Charges: The parties agree that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of rent is not received by Landlord within Five (5) days after rent is due, Tenant will pay to Landlord a sum equal to ten percent (10%) as a percentage of the delinquent monthly payment as a late charge; provided, however, that no more than once in any calendar year, Landlord agrees to waive its right to collect such late charge on such payment of rent if such payment is made no later than the fifth

                  (5th) day after Landlord delivers to Tenant written notice of such late payment. In addition all rental and other charges due hereunder which are not paid when due shall bear interest from the due date until paid at the Default Rate.

         1.13. Rental Adjustment(s) during initial term, commencing on the first anniversary of the Rental Commencement Date (subject to modification as set forth in Section 1.2 above):

                  Adjustment Date                     Adjusted Monthly Rent
                  ---------------                     ---------------------
                      YEAR 2                                 $73,074.91
                      YEAR 3                                 $74,774.33
                      YEAR 4                                 $76,473.75
                      YEAR 5                                 $78,173.16
                      YEAR 6                                 $79,872.58
                      YEAR 7                                 $81,572.00
                      YEAR 8                                 $83,271.41
                      YEAR 9                                 $84,970.83
                      YEAR 10                                $86,670.25
                      YEAR 11                                $88,369.67
                      YEAR 12                                $90,069.08

         1.14. Calculation of Operating Expense Rent: Landlord estimates that the Operating Expense Rent will be $8.75 per rentable square foot for Year One (1) of the Term of the Lease. See PARAGRAPH 6.

                  Notwithstanding the foregoing, Landlord will abate the operating expense rent for 28,624 per rentable square feet for the initial six (6) months of the lease term. Total operating expense rent abatement is $125,230.

                  Notwithstanding the foregoing the operating expense rent will be capped as to not exceed $8.75 per rental square feet for the first twelve months of the lease term. Also, Landlord will cap controllable operating expenses as to not exceed a sum greater than five percent (5%) over the preceding twelve
                  (12) months of the term. Controllable expenses do not include real state taxes, property and casualty insurance and utilities.

         1.15.    Guarantee is purposely omitted.

         1.16.    Address for payment of rent and notices:

                  Landlord:                                         Tenant:

                  Boca II Associates, Ltd.                          Mackenzie Investment Management, Inc.
                  3348 Peachtree Road                               700 South Federal Highway
                  Suite 675                                         Suite 300
                  Atlanta, Georgia 30326                            Boca Raton, FL 33432
                  Attn: Accounts Payable                            Attention: Bill Ferris
                  Phone: (404) 995-8170                             Phone: (561) 393-8900
                  Fax: (404) 995-8171                               Fax: (561) 368-3576

                  Copies of all notices shall be sent to:           Copies of all notices shall be sent to:

                  Songy Partners Realty, Ltd.                       Mackenzie Investment Management, Inc.
                  998 South Federal Highway                         700 South Federal Highway
                  Suite 200                                         Suite 300
                  Boca Raton, Florida 33432                         Boca Raton, FL 33432
                  Attn: Property Manager                            Attention: Paula Wolfe
                  phone (561) 750-1770                              Phone: (561) 393-8900
                  fax (561) 750-1779                                Fax: (561) 368-3576

                                                                    Irwin J. Fayne, Esq.
                                                                    Holland & Knight LLP
                                                                    1 East Broward Boulevard
                                                                    Suite 1300
                                                                    Fort Lauderdale, Florida 33301
                                                                    phone (954) 525-1000
                                                                    fax (954) 463-2030

         1.17. Broker: The Brokers are: Songy Partners Realty, Ltd. and Cushman & Wakefield of Florida, Inc. and Landlord will bear the cost of the commission payable to Broker in connection with this Lease. Landlord and Tenant warrant and represent to each other that they have not consulted or negotiated with any broker or finder with regard to the Premises or this Lease other than Broker. If either party shall be in breach of the foregoing warranty, such party shall indemnify the other against any loss, liability and expense (including attorneys' fees and court costs) arising out of claims for fees or commissions from anyone having dealt with such party in breach.

2. DEFINITIONS: Unless the context otherwise specifies or requires, the following terms will have the meanings set forth below:

         2.1. COMMON AREAS: All areas and facilities outside the Premises and within the exterior boundaries of the Project that do not consist of rentable area and that are provided and designated by Landlord, in sole and absolute discretion from time to time, for the general use and convenience of Tenant and other tenants of the Project and their authorized representatives, invitees and the general public. Common Areas are areas within and outside of the Building in the Project, such as common entrances, lobbies, pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms (other than those entirely within any tenant's leased premises), stairways, decorative walls, plazas, loading areas, roads, and parking areas (including the parking garage, the use of which is shared by the owners, tenants and occupants of the real property which is adjacent to the Project). Notwithstanding the foregoing, only for purposes of Landlord's obligations to maintain and effect compliance with laws, but not for purposes of affording rights of use with respect to persons or entities other than Tenant and its invitees, the Common Areas shall also include bathrooms located in the Premises.

         2.2. OPERATING EXPENSES: All costs of operating, servicing, administering, repairing and maintaining the Building (excluding costs paid directly by Tenant and other tenants in the Project or otherwise reimbursable to Landlord). In addition, Operating Costs shall include approximately 86.50% of the cost of operating, servicing, administering, repairing and maintaining the Common Areas of the Office Property including but not limited to the landscaping within the Office Property and approximately 42.40% (apportioned to the Building) for the cost of operating, servicing, administering, repairing and maintaining the parking lot and/or garage within the Project boundaries (the "Project Costs"). The proportionate share as used in the preceding sentence shall be calculated using a fraction, the numerator of which is the rentable area of the Building and the denominator of which is the leasable area of all existing and planned improvements in the Project and the adjoining residential development (leasable area includes without limitation rentable area of office buildings and floor area of the residential units, as applicable). All costs of operating, servicing, administering, repairing and maintaining the Project that are within the definition of Project Expenses include any reasonable and necessary costs of operation, maintenance and repair, computed in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), and will include, by way of illustration, but not limitation the following (only as used in the definition of Project Expenses for items (i) through
                  (iv) below, the term "Project" does not include Building
                  One):

                           (i) all costs of managing, operating and maintaining the Project, including, without limitation, wages, salaries, fringe benefits and payroll burden for employees utilized in the day to day operation of the Project; public liability, flood, windstorm property damage, rent loss, all risk and all other insurance premiums typically maintained for other comparable properties in downtown Boca Raton Florida and paid by Landlord with respect to the Project; heating, air conditioning and ventilating ("HVAC") for the Building and the building engineer's office located within the parking garage, water, sewer, and electric utility charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants); the cost of contesting the validity or amount of real estate and personal property taxes and other Taxes or any governmental requirements; janitorial services; access control; window cleaning; elevator maintenance; fire detection and security devices and services; gardening and landscape maintenance; trash, rubbish, garbage and other refuse removal; pest control; painting; facade maintenance; repairs, replacement, and maintenance of personal property, fixtures, and improvements in the Common Areas; lighting including light bulbs (it being understood that due to inclusion of this item, Landlord agrees to replace building standard light bulbs in the Premises); exterior and partition (demising) wall repairs; routine roof maintenance needed to continue roof warranties including but not limited to the cost of a roof maintenance agreement (however, this shall not include any repairs contemplated by the roof warranty or replacement costs); maintenance of all steam, water and other water retention and discharging piping, culverts, fountains, pumps, weirs, lift stations, catch basins and other areas and facilities whether or not on-site; repair and repainting of sidewalks and roads due to settlement and potholes and general repairs, sealing, striping, blacktopping and maintenance but not resurfacing of parking areas (including the parking garage); sanitary control; depreciation of machinery and equipment used in any of such maintenance and repair activities; management fees not in excess of 4.5% of rents (Landlord agrees that management fees will be in lieu of any administrative fees or overhead); road sidewalk and driveway maintenance other than resurfacing; and all other Project maintenance, repairs and insurance.

                           (ii) the costs (amortized over the useful life of the item in question together with a reasonable finance charge in accordance with GAAP) of any capital improvements made to the Building by Landlord for the purpose of reducing Operating Expenses but only to the extent of actual savings achieved in Operating Expenses (provided, however, the limitation that such costs be limited to the actual savings achieved in Operating Expenses shall be inapplicable to any capital item for which Landlord obtains Tenant's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed);

                           (iii)    the costs of supplies, materials and tools;

                           (iv) all real and personal property taxes (but not including any personal property taxes levied with respect to any personal property other than Landlord's located in the Project), assessments (whether they be general or special and whether they be imposed by any state, federal, local or governmental body or special district), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent (except to the extent paid directly by tenants to Landlord) and any other federal, state or local government charge, general, special, ordinary or extraordinary (but not including income taxes), which may now or hereafter be levied or assessed against the land upon which the Project stands, benefiting the Project or the Project for such year or the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Project or the operation thereof (the "TAXES"). Notwithstanding the foregoing, Taxes shall not include penalties, fines, late charges.

Except as provided above, Operating Expenses shall not include:

                  (a)      depreciation on the Project or any Common Areas;

                  (b) costs of space planning, tenant improvements, marketing expenses, finders fees and real estate broker commissions or any other work with respect to the leasing of rentable area;

                  (c) any and all expenses reimbursable either by an insurer, condemnor or other person or entity, and any and all expenses for which Landlord is reimbursed or entitled to reimbursement by a tenant in the Project pursuant to a lease provision in such tenant's lease and any expenses attributable to the parking garage for which Landlord is reimbursed by the owner of the adjacent parcel which shares use of such garage;

                  (d) salaries for personnel above the grade of property manager(s) and engineer(s);

                  (e) costs in connection with services or benefits of a type which are not provided to Tenant, but are provided to another tenant or occupant;

                  (f) mark-ups on electricity and condenser cooling water for heat pumps in excess of Landlord's costs therefor;

                  (g) Landlord's general overhead and administrative expenses;

                  (h) cost of repair or other work necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employee's contractors or agents.

                  (i) the cost of repairs or replacements (a) necessitated by the exercise of the power of eminent domain or (b) incurred by reason of fire or other casualty.

                  (j) costs incurred in connection with the sale, financing or refinancing of the Building (including mortgage debt), and rent payable under any lease to which this Lease is or may become subject.

                  (k) costs incurred in negotiating or enforcing leases against tenants (or prospective tenants), including attorneys' fees.

                  (1) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs, other than Building standard signage of the type offered to tenants.

                  (m) the incremental cost of furnishing services such as non-Business Hours HVAC to any tenant and costs incurred in performing work or furnishing services for individual tenants.

                  (n) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease for space in the Building.

                  (o) compensation paid by Landlord to persons engaged in commercial concessions operated by Landlord (and not by a third party) in the Building (e.g., a newspaper stand or shoeshine service or valet parking).

                  (p) fines, penalties or other costs incurred by Landlord due to its violation of this Lease, any other lease of space in the Project, or any governmental rule or authority.

                  (q) costs for the purchase of sculptures, paintings or other objects of art for the Project.

                  (r) any increase in insurance premium to the extent that such increase is caused by or attributable to the use, occupancy or act of another tenant.

                  (s) costs relating to defects in the construction of the Building or in the Building equipment.

                  (t)      expenditures in connection with Hazardous
                  Substances.

                  (u) expenses of the Building and the Common Areas complying with Americans with Disabilities Act of 1990, and the related implementing regulations, codes, rules and guidelines, as such acts and related regulations, codes, rules and guidelines may be amended from time to time (collectively, the "ADA"), or any similar federal, state, county or municipal law or ordinance.

                  (v) costs in connection with trade and professional organizations.

                  (w) capital costs other than as expressly permitted above.

                  (x) reserves including Any amounts prepaid for any year other than the then-current year.

                  (y)      bad debts.

                  (z)      rent on any space used as a leasing office.

                  (aa) any roofing repairs (but specifically excluding routine maintenance needed to continue the roof warranties and the cost of a roof maintenance agreement) during the first twelve (12) years after the issuance of a certificate of occupancy for the Building.

                  (bb) rent on any space used as a management office until such time as the Building has achieved 50% leased.

                  (cc) costs incurred in compliance with the Americans with Disabilities Act or statutes, laws, regulations or other legislation of similar import for the Building.

         2.3 RENTABLE SQUARE FEET: The number of square feet of net rentable area as computed in accordance with BOMA standard ANSI Z65.1 1996.

         2.4 DEFAULT RATE: Two Percent above the Prime Rate announced by Citibank NA, from time to time, for its most favored customers [or such similar index if such is not available, the prime rate announced by the Wall Street Journal], not to exceed the maximum lawful rate of interest.

3.       PREMISES:

         3.1. Lease of Premises: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants, conditions and provisions set forth in this Lease, to which Landlord and Tenant hereby mutually agree, the premises (the "PREMISES") described in PARAGRAPHS 1.1 and 1.2 above.

         3.2. Project: The Premises are a part of the office project (the "Project") described in PARAGRAPH 1. Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, lobbies, parking and other Common Areas and other improvements located in the Project in any manner that Landlord, in its sole discretion shall deem proper; provided, however, notwithstanding anything to the contrary in this Lease, Landlord shall not be entitled to materially and adversely modify the configuration or location of the Premises or Tenant's reserved parking spaces (however, with respect to Tenant's reserved parking, Landlord shall be entitled to materially or adversely modify the configuration or location of Tenant's reserved parking with Tenant's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the Building in which the Premises are situated and to add any buildings within the Project site so long as such activities do not materially and adversely interfere with Tenant's use and enjoyment of the Premises and its reserved parking spaces, including without limitation access to both. Landlord reserves the right to install, maintain, use, repair and replace, pipes, ducts, conduits and wires leading through the Premises (limited to the area above the ceiling) and serving other parts of the Project in a manner that will not materially interfere with Tenant's use of the Premises. Landlord will also have the right to increase and expand the size of the Project and/or the Project site by adding additional land, buildings and other structures to the Project. Landlord shall have the right to grant easements for ingress, egress or other purposes within or across the Project or the Project site. Landlord shall have the right to change the Project's name without notice (subject to Tenants rights as set forth in the paragraph below entitled "Graphics"), to change the Project's street address upon 90 days prior notice, to grant to any person or entity the exclusive right to conduct any business or render any service in or to the Project, (provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose set forth in PARAGRAPH 1), to retain at all times master keys or passkeys to the Premises (however Landlord's right to access the Premises is subject to the terms of this Lease), and to place such signs, notices or displays as Landlord reasonably deems necessary or desirable upon the roof and exterior of the Project. Landlord has the right to allow the owners, tenants and guests of the parcel which is adjacent to the Project to share the use of the parking garage which is included in the Project.

         3.3.     Relocation of Tenant: PURPOSELY OMITTED

4.       COMMON AREAS:

         4.1. Tenant's Right to Use Common Areas: Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas subject to Landlord's rights as set forth in this Lease.

         4.2.     Landlord's Control: Landlord has the right to:

                  (a) establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas (however, none of Landlord's rules and regulations which are not attached hereto shall be effective against Tenant if, to any extent, they are in conflict with the Lease or impose undue burden on Tenant; and Landlord agrees to enforce the rules and regulations on a non-discriminatory basis);

                  (b) close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

                  (c) close temporarily any of the Common Areas for maintenance purposes;

                  (d) select a person, firm or corporation which may be an entity related to Landlord to maintain, manage, and/or operate any of the Common Areas;

                  (e) allow the owners, tenants and visitors of the real property and improvements, which are adjacent to the Project to share the use of the parking garage, subject to the terms of Section 1.11 herein.

                  Notwithstanding the provisions of this Lease, in exercising its rights hereunder, Landlord will provide Tenant and its invitees reasonable access to and from the Premises, the Building and the parking garage at all times.

5.       RENT:

         5.1. Base Rent: Tenant will pay to Landlord as rent for the use and occupancy of the Premises at the times and in the manner provided below, Base Rent in the amount specified in PARAGRAPH 1 above payable in advance on the Rent Commencement Date and on or before the first day of each and every successive calendar month during the term hereof without demand, setoff or deduction except as expressly set forth in this Lease. Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to deduct against rent and other charges due from Tenant, as and when same become due and payable any final monetary judgment Tenant obtains against Landlord. Any monetary obligation owed by Landlord to Tenant shall bear interest from the date accrued at the Default Rate defined herein. Notwithstanding the foregoing, in the event that Landlord is the prevailing party on appeal, Tenant agrees to pay to Landlord, within thirty (30) days of the issuance of the judgment on appeal all amounts deducted by Tenant against rent and other charges due from Tenant together with Default Interest defined herein accrued from the date of the trial court judgment.

         5.2. Sales Tax: Additional Rent: In addition to the Base Rent, Tenant agrees to pay Landlord monthly all sales or use taxes or excise taxes imposed or levied by the State of Florida or any other governmental body or agency against any rent or any other charge or payment required hereunder to be made by Tenant to Landlord. All sums of money as shall become due and payable by Tenant to Landlord under this Lease, including Tenant's Percentage Share of Operating Expenses, shall be additional rent which Tenant shall be obligated to pay. Landlord shall have the same remedies for default in the payment of additional rent or sales tax as are available to Landlord in the case of a default in the payment of Base Rent.

6.       OPERATING EXPENSES:

         6.1. Operating Expenses Rent: In addition to Base Rent, Tenant shall pay Tenant's Percentage Share, as specified in PARAGRAPH 1 above, of the Operating Expenses paid or incurred by Landlord in each year ("Operating Expenses Rent").

         6.2. Payment: Prior to the Commencement Date and thereafter during December of each calendar year or as soon thereafter as practicable, Landlord will give Tenant written notice of its estimate (line item and detailed support included) of Operating Expenses Rent for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord 1/12TH of such estimated amounts, provided that if such notice is not given in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the amounts payable for Operating Expenses Rent for the current calendar year will vary from its estimate by more than 10%, Landlord, by written notice to Tenant, will not more than once per calendar year revise its estimate for such year, and subsequent payments by Tenant for such year will be in an amount so that by the end of such year Tenant will have paid a total sum equal to such revised estimate. Landlord will indicate in its notice to Tenant the reasons Landlord believes its estimate is low by more than 10%.

         6.3. Statement: Within 120 days after the close of each calendar year or as soon after such 120 DAY period as practicable, Landlord will deliver to Tenant a statement of amounts of Operating Expenses Rent payable under this Lease for such calendar year. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within 30 DAYS after delivery of the statement. If the statement shows an amount which is less than the estimated payments previously paid by Tenant for the calendar year, provided there is no uncured Tenant default, Landlord will remit the amount owed Tenant with the statement or shall advise Tenant that Tenant has a credit for such amount which will be applied to the rental installments next coming due. Tenant has the right, exercisable no more than once each calendar year on reasonable notice and at a time reasonably acceptable to Landlord, to cause an audit to be performed at Tenant's sole cost and expense of Landlord's operations and/or books and records pertaining to Operating Expenses for the preceding calendar year. The Tenant's audit company must a third party "fee based" firm reasonably approved by Landlord. Tenant shall also have the right to review Landlord's books and records in advance of any such audit using Tenant's personnel and at Tenant's sole cost and expense, and Landlord will cooperate with such review, provided such review occurs at Landlord's office during normal business hours and Tenant give Landlord reasonable advance notice. In the event it is ultimately determined by agreement of Landlord and Tenant or by final court judgment that Landlord has overstated Operating Expenses by more than 7%, within thirty (30) days after demand therefor by Tenant, Landlord will reimburse Tenant for any overstatement of Operating Expenses and the reasonable costs of such audit incurred by Tenant. Further, Landlord will, within thirty
                  (30) days after demand therefore by Tenant, remit to Tenant any overpayment of Operating Expenses upon such ultimate determination. Notwithstanding the foregoing, in the event that Landlord is the prevailing party on appeal, Tenant agrees to pay to Landlord, within thirty (30) days of the issuance of the judgment on appeal all amounts paid by Landlord to Tenant together with Default Interest defined herein accrued from the date of the trial court judgment.

         6.4. Probation: If for any reason this Lease terminates on a day other than the last day of a calendar year, the amount of Operating Expenses Rent payable by Tenant applicable to the calendar year in which such termination occurs will be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365.

         6.5. Computation: Tenant's Percentage Share of the Operating Expenses is the proportion that the rentable square footage leased by Tenant bears to the total rentable square footage of the Project, as determined by Landlord. Notwithstanding any provision of this PARAGRAPH to the contrary, if the Project is less than ninety-five percent (95%) leased and/or occupied during any calendar year an adjustment shall be made so that Operating Expenses Rent shall be computed for such year as though ninety-five (95%) of the Project had been leased and occupied during such year. Notwithstanding anything herein to the contrary, in no event shall Landlord be entitled to recover more than 100% of its actual Operating Expenses in the aggregate from all tenants of the Project.

         6.6. Taxes Payable by Tenant: Tenant shall be directly responsible for taxes upon, measured by, or reasonably attributable to the cost or value of Tenant's equipment, furniture, trade fixtures and other personal property located in the Premises (as "personal property" is defined by the appropriate taxing authority).

7.       USE OF PREMISES:

         7.1. Effect on Insurance: Tenant shall not use any portion of the Premises for purposes other than those specified in PARAGRAPH
                  1. In the event Tenant's particular use of the Premises (as opposed to general office use that would be conducted by any tenant occupying the Premises) would increase the existing rate of insurance upon the Project, Landlord shall notify Tenant and Tenant shall either discontinue the particular use giving rise to such consequences (provided that Tenant agrees to pays Landlord within thirty days of request therefore for any increased cost incurred to the date of discontinuance of such particular use) or pay Landlord for the increased cost as and when same becomes due and payable. In no event shall Tenant's particular use of the Premises (as opposed to general office use that would be conducted by any tenant occupying the Premises) be permitted if it would cause cancellation of insurance policies covering the Project.

         7.2. Continuous Operation: Except for (i) temporary closures due to casualty, (ii) a temporary closure not to exceed 4 months in connection with any permitted assignment of this Lease or sublease of the Premises or (iii) temporary closures not to exceed 4 months every three years in connection with Tenant's repairs or alterations to the Premises, Tenant will not leave the Premises unoccupied or vacant and will continuously conduct and carry on in the Premises the type of business for which the Premises are leased during Tenant's normal business hours. Subject to Landlord's reasonable access control with respect to Tenant's invitees, Tenant and its invitees shall have unrestricted access to the Premises, 24 hours per day, 7 days per week, 52 weeks per year.

         7.3. Miscellaneous Restrictions: Tenant will operate from the Premises using the Trade Name set forth in PARAGRAPH 1. Tenant will not use the Premises for or permit in the Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation. Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas. Tenant will not use the Premises for washing clothes or cooking and nothing will be prepared, manufactured or mixed in the Premises which might emit any offensive odor into the Project; provided, however, Tenant shall be entitled to brew coffee and tea and use a microwave oven and toaster in the Premises for internal use only and not for resale. Tenant will not obstruct the sidewalks or Common Areas in the Project or use the same for business operations or advertising. Tenant will not use the Premises for any purpose which would create unreasonable elevator loads, cause structural load as set forth in the Construction Rider to be exceeded or adversely affect the mechanical, electrical, plumbing or other base building systems. Tenant will at all times comply with the rules and regulations of the Project attached hereto as SCHEDULE 3 and, subject to limitations expressed in Section 4.2 above, with such additional rules and regulations as may be adopted by Landlord from time to time.

8.       PARKING:

         8.1. Tenant's Parking Rights: Subject to the rules and regulations of the Project, Tenant shall be entitled to the number of reserved and unreserved Parking Spaces set forth in PARAGRAPH 1 above. Only automobiles, motorcycles and pickup trucks will be permitted on the parking areas.

         8.2. Landlord's Control Over Parking: Tenant and its authorized representatives will park their cars only in areas specifically designated for that purpose by Landlord. Within ten (10) days after written request by Landlord, Tenant will furnish to Landlord the license numbers assigned to its cars and the cars of all of its authorized representatives. If any car owner fails to park its car in the designated parking areas, Landlord may tow the car at the cost of the offending owner. Tenant will not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas. Any loading and unloading shall occur only within designated by Landlord as loading areas within the parking garage. Landlord shall have the right, in Landlord's sole discretion, to designate parking spaces for the exclusive use of a particular tenant or particular tenants; provided, however, (i) none of Tenant's reserved parking spaces shall be so designated and (ii) no such designation shall reduce the number of spaces to which Tenant is entitled. Landlord will have the right to institute reasonable procedures and/or methods to enforce the terms of this SUBPARAGRAPH.

9. GRAPHICS: Tenant, at Tenant's sole cost and expense, will install and maintain all letters or numerals (including Tenant's logo) on or by the entrance doors for the Premises. Landlord at Landlord's sole cost shall place Tenant's name (as well as the name of any key employees and affiliates of Tenant as it designated, up to a total of five (5) collective names) on the building lobby directory. Landlord shall permit the Tenant, at Tenant's sole cost to install exterior signage placed on the top position of the Federal Highway and Camino Real curved monuments sign (North side). In the event that an additional monument sign is located at the corner of Federal Highway and 9th Street, Tenant shall be entitled to place its signage on the top position of such additional monument, at Tenant's sole cost; and Tenant shall exercise its right to signage on the additional monument by notifying Landlord of such fact within 30 days after Landlord's notice to Tenant regarding the availability of the additional monument. All such letters and numerals shall be in the form specified by Landlord, and no other shall be used or permitted on the Premises. Tenant shall not place any signs within the Premises which are visible from the outside the Premises without Landlord's prior written approval. In the event Landlord allows Building signage identifying any person or entity (other than Landlord's name), Tenant shall be entitled to install Building signage identifying Tenant that is at least equal to such signage in terms of size, prominence and visibility.

10. ASSIGNMENT AND SUBLETTING; ENCUMBRANCE: Tenant shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Landlord, which will not be unreasonably withheld or delayed, it being understood that it shall be reasonable for Landlord, among other things, to withhold consent if Landlord is reasonably dissatisfied with the financial responsibility, identity, reputation or business character of the proposed assignee or sublessee. Any change in the ownership of Tenant, if Tenant is a corporation or partnership, shall constitute an assignment for purposes of this PARAGRAPH; provided, however, this sentence shall be inapplicable to Mackenzie Investment Management, Inc. and its affiliates. Notwithstanding any consent by Landlord, Tenant shall remain liable (along with each approved assignee and sublessee, which shall automatically become liable for all obligations of Tenant hereunder with respect to that portion of the Premises so transferred, except in the case of a sublease, the sublessee shall only retain such liability during the term of its sublease), and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant or any assignee or sublessee without proceeding in any way against any other party. In the event of an assignment, contemporaneously with the granting of Landlord's consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefor along with Tenant (but any assignee who does not expressly assume such obligations in writing shall nevertheless be deemed to have assumed such obligations by acceptance of any such assignment). No usage of the Premises different from the usage provided for in PARAGRAPH 1 above shall be permitted, and all other terms and provisions of the Lease shall continue to apply after such assignment or sublease. Tenant shall not make or consent to any conditional, contingent or deferred assignment of some or all of Tenant's interest in this Lease without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant shall not enter into, execute or deliver any financing or security agreement that can be given priority over any mortgage given by Landlord or its successors, and, in the event Tenant does so execute or deliver such financing or security agreement, such action on the part of Tenant shall be considered a breach of the terms and conditions of this Lease and a default by Tenant entitling Landlord to such remedies as are provided for in this Lease. Landlord shall have the right to assign or transfer, in whole or in part, Landlord's rights and obligations hereunder and in the Project and the Premises and subsequent to any such assignment Landlord shall have no further obligations to Tenant. In the event of any assignment or sublease, Tenant shall pay to Landlord any "Transfer Premium" received by Tenant in connection therewith. As used herein, "Transfer Premium" shall mean all rent, real estate profit (defined as any proceeds relating to the sale of services, personal property or Tenant's good will that, in each case, are in excess of the fair market value thereof) and operating expense payments paid by the assignee or sublessee to Tenant in excess of the Base Rental, Operating Expenses and other amounts due from Tenant hereunder (collectively, the "Consideration"), less any actual out-of-pocket expenses paid by Tenant to unrelated third parties to procure or in connection with such assignment or sublease and less the value of any rent abatement or other free rent afforded the assignee or subtenant. Notwithstanding the foregoing, Landlord shall be deemed to have granted consent to any assignment or sublease if it fails to give its objection with respect thereto in writing in reasonable detail within ten (10) days of its receipt of Tenant's request. Tenant shall have the right without Landlord's consent to sublet or assign an affiliate and any entities into which Tenant is merged or consolidated, or to an entity to which a substantial portion of Tenant's assets are transferred. An affiliate means any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant (and for this purpose "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise). In the event that Tenant subleases the Premises, Tenant and Landlord shall split all Consideration in excess of the Base Rental, Operating Expenses and other amounts due from Tenant hereunder 50%/50% after subtracting the cost of subleasing the Premises which includes but is not limited to the value of any rent abatement, brokerage commissions, tenant improvements, architectural fees, moving allowance and legal fees.

11. ORDINANCES AND STATUTES: At Tenant's sole cost, Tenant will comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force (collectively, all of the foregoing, including any applicable laws, rules and regulations are referred to as "Laws"), pertaining to Tenants particular use of the Premises, including, but not limited to the Americans With Disabilities Act (ADA). The commencement or pendency of any state or federal court abatement proceeding affecting the Premises and resulting from Tenant's breach of its obligations under this Lease shall, at the option of the Landlord, be deemed a breach thereof. Notwithstanding anything to the contrary in this Lease, Tenant shall be responsible to comply, at its sole cost and expense (regardless of whether same constitute a capital expense) with all Laws pertaining to Tenant's particular use of the Premises or for changes required by Laws or ADA solely within Tenant's Premises, as opposed to Laws or ADA which are generally applicable to the entire Building.

         At Landlord's sole cost, Landlord will comply with all Laws now in force, or which may hereafter be in force, pertaining to the Building which shall include ADA, including any required modifications thereof, which cost attributed to capital expenditures shall be the sole responsibility of Landlord. In the event that any restrooms within the Building do not comply with all Laws or require refurbishing during the Lease Term, such costs shall be at the sole expense of Landlord.

12.      MAINTENANCE, REPAIRS, ALTERATIONS:

         12.1. Tenant's Obligations: Upon possession of the Premises, subject to punch list items and latent defects (latent defects include without limitation any failure of Landlord's Building Standard improvements to comply with Laws), Tenant acknowledges that the Premises are in good order and repair unless otherwise indicated herein. Tenant shall, at its own expense and at all times, maintain the non-structural elements of the Premises in good and safe condition and shall surrender the same, at termination hereof, in accordance with
                  Section 12.4 below. Tenant, at Tenant's expense, shall be responsible for all repairs required, excepting the electrical wiring, plumbing and HVAC installations and any other building system upon the Premises, roof, and the exterior walls, structural foundations, parking areas and other Common Areas, which shall be repaired by Landlord and included in Operating Expenses subject to limitations set forth above (except that, subject to Section 16.8 below, Tenant shall be solely responsible for the cost of repair with respect to any damage occasioned by the negligent or intentional act of Tenant, its employees, agents, contractors, and invitees for acts committed by such invitees while present in the Premises).

         12.2. Limits on Alterations: Tenant may not make any structural improvement or alteration to the Premises which may materially affect building systems without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant specifically recognizes and agrees that in no event shall any alterations or improvements be connected to the glass window wall located on the southeasterly side of the Building without the prior written approval of Landlord as to the method of attachment (and in no event shall there be any penetration of any kind to the window mullions).

                  Tenant may not make any nonstructural improvement or alteration (other than painting, floor covering and wall covering) of the interior of the Premises costing in excess of $25,000 without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed. In no event shall any Landlord's refusal to grant consent as contemplated by the preceding sentence be based on aesthetic considerations. Landlord's consent shall not be required for painting, floor covering or wall covering. Prior to the commencement of any repair, improvement, or alteration for which Landlord's consent is required, Tenant shall give Landlord at least 2 DAYS written notice. All alterations will be made by a licensed and insured contractor consented to by Landlord and performed in a good and workmanlike manner. All materials shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications reasonably approved by Landlord; however, this sentence shall not apply to painting, floor covering or wall covering. Landlord may condition its consent to any improvements or alterations upon Tenant's obtaining such lien releases, waivers and contractors insurance, as Landlord shall reasonably require; however, in no event shall Tenant be required to post any bond or other form of security. Landlord shall not charge Tenant any management, administration or coordination fee related to alterations or repairs of the Premises during the Lease term or any renewal thereafter.

         12.3. Liens: Subject to its entitlement to the Construction Allowance referenced in the Construction Rider, Tenant will pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant will keep the Project free and clear of all construction, mechanic's, materialman's, laborer's and supplier's liens, resulting from construction done by or for Tenant. The interest of Landlord in the Premises and the Project shall not be subject to liens for improvements made by Tenant. Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant's interest in the Premises. Tenant agrees to indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all costs and liabilities and any and all mechanic's, materialman's or laborer's liens arising out of or pertaining to any improvements or construction done by Tenant. All persons and entities contracting or otherwise dealing with Tenant relative to the Premises or the Project are hereby placed on notice of the provisions of this PARAGRAPH, and Tenant shall further notify in writing such persons or entities of the provisions of this PARAGRAPH prior to commencement of any Tenant work in the Premises; provided, however, Tenant's inadvertent failure to make such notification shall not be deemed a default of this Lease. Landlord reserves the right, in addition to the foregoing, to record in the public records a notice of non-responsibility as provided for in the Construction Lien law. If any construction, mechanic's, materialman's or laborer's lien is ever claimed, fixed or asserted against the Premises or any other portion of the Project in connection with any such Tenant work, Tenant shall, within twenty (20) DAYS after receipt by Tenant of notice of such lien, discharge same as a lien either by payment or by posting of any bond as permitted by law. If Tenant shall fail to discharge any such lien, whether valid or not, within twenty (20) DAYS after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to discharge such lien on behalf of Tenant and all costs and expenses incurred by Landlord associated with the discharge of the lien, including without limitation, attorneys' fees, shall constitute additional rent hereunder and shall be immediately due and payable by Tenant.

         12.4. Surrender of Premises: On the last day of the term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in "as is" and "broom clean" condition, ordinary wear and tear and casualty damage excepted, clear and free of debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Tenant shall not be required to remove any tenant improvements. Tenant will not be charged for any elevator service, supervision, guard service, cleaning for its move out at the expiration of its lease term.

         12.5 Landlord's Maintenance: Landlord shall maintain the Project including all Common Areas in first class condition consistent with other comparable office buildings in downtown Boca Raton, Florida. Landlord's maintenance obligations shall include without limitation the following: all maintenance, replacement and repair (including sweeping and striping) necessary to maintain all driveways, sidewalks, street and parking areas free of any material settling, reasonably clear of standing water and in a slightly and serviceable condition; maintenance of landscaping; and maintenance of Building lobby.

13. ENTRY AND INSPECTION: Tenant shall permit Landlord or Landlord's agents to enter upon the Premises at reasonable times and upon reasonable notification for the purpose of inspecting the same, performing any services required of Landlord hereunder and showing the Premises to potential and existing mortgagees and purchasers and prospective tenants within the last six (6) months of the Lease term. Landlord agrees to provide advance verbal notice and announce its entry with respect to repairs to be conducted within the Premises, provided however, Landlord's inadvertent failure to make such notification shall not be deemed a default of this Lease. The foregoing notwithstanding, Landlord is not required to give notice or announce its entry to Tenant if Landlord must enter the Premises because of an emergency or to perform janitorial and other services. Tenant will permit Landlord at any time within 180 DAYS prior to the expiration of this Lease, to permit potential tenants to inspect the Premises. All entries by Landlord will be done in such a manner so as to create the least possible disturbance to Tenant.

14. INDEMNIFICATION: Subject to PARAGRAPH 16.8 below, Tenant will indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever arising in favor of third parties and out of or relating to Tenant's breach or default under this Lease, including, but not limited to Tenant's breach of PARAGRAPH 21 below or Tenant's use or occupancy of the Premises or caused by Tenant or its agents, employees or invitees. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Project or by any owner or occupant of adjoining or contiguous property or by any defect in or failure to maintain the Project or the Premises. Tenant agrees to pay for all damage to the Project as well as all damage to tenants or occupants thereof caused by misuse or neglect of said Premises, its apparatus or appurtenances or the Common Areas, by Tenant or Tenant's employees, agents and invitees. Notwithstanding anything to the contrary in this Lease, no indemnity by Tenant shall extend to claims arising by virtue of negligent or willful acts or omissions by Landlord or Landlord's employees, agents or contractors. In the event it is adjudicated that claim and other liabilities contemplated by this paragraph resulted from the negligent or wrongful acts or omissions of Landlord, its agents, contractors or employees, Landlord shall have a percentage responsibility with respect to any judgments against Tenant resulting from such claims as well as costs incurred by Tenant in its defense of Landlord in connection with same. Landlord's percentage of responsibility shall be equal to the percentage of its comparative negligence as determined in a final court judgment.

         Landlord shall indemnify and hold harmless Tenant from and against any and all third party claims arising from Landlord's operation of the Project. Notwithstanding anything to the contrary in this Lease, no indemnity by Landlord shall extend to claims arising by virtue of negligent or wrongful acts or omissions of Tenant or Tenant's employees, agents or contractors. In the event of any third party claim asserted against Tenant and Landlord based on acts or omissions outside of the Premises, Landlord shall provide and pay for the cost of Tenant's defense (using counsel selected reasonably acceptable to Tenant) until such time as it is adjudicated that such claim(s) resulted from the negligent or wrongful acts or omissions of Tenant, its agents, contractors or employees. In the event of such adjudication, Tenant shall have a percentage responsibility with respect to any judgments against Landlord resulting from such claims as well as costs incurred by Landlord in its defense of Tenant in connection with same. Tenant's percentage of responsibility shall be equal to the percentage of its comparative negligence as determined in a final court judgment.

15. LANDLORD'S INSURANCE: At all times during the term of this Lease, Landlord shall procure and maintain the following types of insurance coverage (any company writing Landlord's insurance shall have a financial rating not less than that which is maintained by prudent owners of comparable office buildings in Boca Raton, Florida):

         15.1 So called special form All Risk property insurance. The insurer used by Landlord hereunder shall waive rights of subrogation against Tenant for losses payable under such special form All Risk Property insurance, and the Landlord shall hold Tenant harmless for any loss or damage which is uninsured, such as a deductible, self-insured retention, or co-insurance provision.

                  Commercial general liability insurance in an amount not less than $1,000,000 for injury or death of one or more persons in a single accident and for damage to property.

                  Landlord shall have the right to maintain such insurance as part of a blanket or umbrella coverage, provided that Landlord obtains an endorsement specifically identifying the inclusion of the Project and that such coverage will not be diminished by other claims under the policy below the coverage amounts required.

16. TENANT'S INSURANCE: At all times during the term of this Lease, Tenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

         16.1. General Liability: Commercial general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises in amounts not less than $1,000,000 for injury or death of one or more persons in a single accident and for damage to property;

         16.2. Personal Property: Insurance adequate in amount to cover damage to or replacement of, as necessary, Tenant's personal property in the Premises including, without limitation, trade fixtures, furnishings, equipment, goods and inventory;

         16.3. Employers Liability/Workers Compensation: Employer's liability insurance and worker's compensation insurance providing statutory state benefits for all persons employed by Tenant in connection with the Premises as required by applicable law;

         16.4. Sprinkler: Insurance covering damage from leakage or sprinkler systems now or hereafter installed in the Premises in an amount not less than the current replacement cost covering Tenant's personal property, Tenant's improvements and Tenant's trade fixtures.

         16.5 Other Insurance: Such other insurance in such amounts as may be required by a Landlord against other insurable hazards as at the time are commonly insured against in case of prudent tenants in comparable office projects in the area in downtown Boca Raton, Florida.

         16.5. Form of Insurance/Companies: All such insurance shall be in a form reasonably satisfactory to Landlord and carried with companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State of Florida, are in good standing with the Department of Insurance in the State of Florida and have a rating issued by an organization regularly engaged in rating insurance companies (including specifically A.M. Best & Company) of not less than two ratings below the top rating. Tenant shall provide Landlord with a Certificate of Insurance showing Landlord and Landlord's managing agent as an additional insured. The Certificate shall provide for a 10 DAY written notice to Landlord in the event of cancellation or material change of coverage. Not later than 30 DAYS prior to the expiration of any coverage, renewals of or replacements for such contracts of insurance shall be delivered to Landlord. In the event Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be payable to Landlord as additional rent within 10 DAYS following written demand therefor.

         16.6. Subrogation: Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party. Each party hereby waives any claim against the other party which is insurable under special form "all risk" property damage insurance (including coverage for flood, earthquake and Boiler and Machinery, Business Interruption and Extra Expense), irrespective of whether such party actually maintains such insurance. Each party hereby waives any claim against the other party to which such party's insurance company would otherwise be subrogated.

17. UTILITIES AND SERVICES: Landlord shall use all reasonable efforts to furnish (as part of Operating Expenses) heating, ventilation, air conditioning, janitorial service, electricity for normal lighting and office machines, cold water for reasonable and normal drinking and lavatory use, elevator service providing access to the Premises, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. The level of cooling and heating and the capacity of electricity serving the Premises shall be no less (subject to matters outside Landlord's reasonable control) than the minimum amounts of such services described in the Construction Rider as Landlord's Building Standard improvements. All of said services other than janitorial and HVAC, shall be (subject to matters outside Landlord's reasonable control) provided continuously 24 hours per day, 365 days per year. Janitorial service shall be provided Monday through Friday, excluding municipally recognized holidays. HVAC shall be provided Monday through Friday from 7:00 am. to 7:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m. ("Business Hours"). HVAC required by Tenant at other times shall be made available subject to the After Hours Charge for each hour of use beyond non-Business Hours. The After Hours Charge shall be as follows:
         $25 per hour during the first five years of the Lease Term; the lesser of $30 per hour or the Building promulgated per hour rate for overtime HVAC then in effect during the next five years of the Lease Term; and during any renewal Lease Term, a per hour charge not in excess of market charges for comparable buildings in Boca Raton, Florida. Landlord shall not be liable for failure to furnish any of the utilities described in this PARAGRAPH 17 if and only if such failure is not caused by Landlord and is beyond the ability of Landlord to prevent, and in such case, Tenant shall have no right to abatement of rental hereunder or to termination of this Lease with respect to any such interruption nor shall such failure constitute an eviction, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the services enumerated above. However, in the event of a failure of services that renders the Premises untenantable and is either (i) caused by Landlord's gross negligence or willful misconduct, or (ii) is within Landlords reasonable ability to prevent, all rent and other charges hereunder starting upon expiration of the 3rd business day following Tenant's notice to Landlord regarding such failure shall abate on a per diem basis until the Premises are again tenantable. For purposes of the preceding sentence, the Premises shall be deemed untenantable in the event of a failure of HVAC or electrical services if Tenant, in its reasonable judgment, is unable to conduct its business on a normal basis and closes the Premises to all but essential personnel needed to prevent damage to Tenants business operations or equipment. Utilities shall be furnished to Tenant and to the Project only by service providers who have been approved by Landlord. Landlord agrees to use reasonable efforts to perform non-critical (i.e. normal and routine maintenance) maintenance that would materially and adversely interfere with Tenant's business during non-Business Hours. The foregoing shall not apply to repairs or emergencies (defined as a situation involving imminent danger to person or property) or non-critical maintenance that would not materially or adversely interfere with Tenant's business.

18. CONDEMNATION: If 25% of the Project shall be taken or condemned for public use, Landlord may elect to terminate this Lease effective on the date of taking (provided that Landlord is simultaneously terminating all other leases in the Building), otherwise this Lease will remain in full force and effect. If there is a taking of all of the Premises or a part thereof or Tenant's parking spaces in the Garage so that the remaining part of the Premises is not suited for Tenant's continued use, either party may elect to terminate this Lease effective on the date of taking. If there is a taking of a portion of the Premises and a part remains which is suitable for Tenant's use in Tenant's reasonable business judgment, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession and Tenant terminates its use of the Premises to all but essential personnel needed to prevent damage to Tenants business operations or equipment, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining term as the value of the Premises remaining bears to the total value of the Premises at the date of condemnation. The election to terminate this Lease as provided herein must be exercised, if at all, within 60 DAYS after the nature and extent of the taking is determined; otherwise, this Lease will remain in full force and effect. All sums which may be payable on account of any condemnation claim prosecuted by Landlord shall belong solely to the Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to prosecute a separate action for its trade fixtures, tenant improvement expenses, business damages and moving expenses.

19. FIXTURES: Any and all improvements made to the Premises during the term hereof shall belong to the Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures (including exterior signage) of the Tenant which can be removed without defacing the Premises or the Project. Notwithstanding anything herein to the contrary, Tenant shall not be required to remove or demolish Landlord's Building Standard Improvements or Initial Tenant Improvements.

20.      DESTRUCTION OF PREMISES:

         20.1. Partial Destruction: In the event of a partial destruction of the Premises during the term hereof, from any cause required to be covered by Landlord's insurance, Landlord must repair the same to the extent such repairs can be made with the insurance proceeds made available to Landlord (and not retained by any lender) and within sixty (60) days under then existing governmental laws and regulations. Such partial destruction shall not terminate this Lease and Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the Premises. If such repairs cannot be made within said sixty (60) day period, Landlord, at its option, may make the repairs within a reasonable time. If Landlord elects to make said repairs, this Lease will continue in effect and the rent will be proportionately abated as stated above. If the repairs cannot be made within 60 DAYS with the available insurance proceeds and Landlord elects not to make said repairs, this Lease may be terminated at the option of either party. Notwithstanding the foregoing, if the Premises are not rendered tenantable within 270 days from the date of the casualty, or if the nature of the damage is such that the Premises can not be rendered tenantable within 270 days from the date of days from the date of the casualty, Tenant shall be entitled to cancel this Lease.

         20.2. Material/Total Destruction: If the Building in which the Premises are situated or the Project sustains damage of more than 1/3 of the replacement cost thereof, Landlord may elect to terminate this Lease whether the Premises are injured or not, provided (i) that Landlord is simultaneously terminating all other leases in the Building or (ii) that Landlord is simultaneously terminating all other leases within the portion of the Building damaged and Landlord does not intend to rebuild the identical Building. A total destruction of the Building in which the Premises are situated or the Project shall terminate this Lease.

21.      HAZARDOUS SUBSTANCES:

         21.1. Definitions: For the purposes of this Agreement, the following terms have the following meanings:

                  (a) "ENVIRONMENTAL LAW" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

                  (b) "HAZARDOUS SUBSTANCE" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

         21.2. Tenant's Responsibilities: At its own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant will not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord (other than small quantities normally associated with office use). Tenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Tenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto. Notwithstanding anything to the contrary in this Lease, Landlord shall be solely responsible for, and Tenant shall have no liability with respect to, any Hazardous Substances on, under or within the Project not introduced by Tenant or its agents, employees or contractors. Landlord shall indemnify and hold harmless Tenant from and against any liability in connection with Hazardous Substances described in the preceding sentence. Tenant shall be entitled to maintain small quantities of Hazardous Substances as are permitted by law and normal for Tenant's Permitted Use (e.g., substances contained in batteries, toner for copy machines, etc.) so long as Tenant's use of same are in strict compliance with applicable Laws. Landlord represents that, to the best of its knowledge, there will be no Hazardous Substances presently on, under or within Project as of the Commencement Date of this Lease.

         21.3. Indemnification: If the Premises or the Project become contaminated in any manner for which Tenant is legally liable or otherwise become affected by any release or discharge of a Hazardous Substance caused by Tenant, its employees, contractors or agents, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance, and Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Project or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant fees and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision.

22. EVENTS OF DEFAULT: If one or more of the following events occurs, such occurrence constitutes an Event of Default:

         22.1. Abandonment/Vacation: Tenant abandons or vacates the Premises or removes any or all of its furniture, fixtures and personal property, except in the normal course of business; or

         22.2. Rent: Tenant fails to pay any monthly Base Rent or Operating Expenses Rent, if applicable, as and when the same becomes due and payable, and such failure continues for more than ten
                  (10) days after Landlord's notice of such failure to Tenant, provided that Landlord shall not be obligated to provide more than one (1) such notice in any calendar year and failure by Tenant to pay Base Rent or Operating Expenses Rent when due in a calendar year in which such notice has previously been given shall immediately constitute an event of default; or

         22.3. Other Sums: Tenant fails to pay any other sum or charge payable by Tenant hereunder as and when the same becomes due and payable, and such failure continues for more than ten
                  (10) days after Landlord gives written notice of such failure to Tenant; or

         22.4. Other Provisions: Tenant fails to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than twenty (20) days after Landlord gives written notice thereof to Tenant, or if the default cannot reasonably be cured within said twenty (20) day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default or fails to complete the cure within a reasonable period of time (however, if Tenant fails to cure such default within 45 days after the expiration of such 20 day period, Landlord shall then be entitled to effectuate a cure in which case Tenant shall be responsible for Landlord's out-of-pocket costs with respect to same); or

         22.5. Insolvency: Tenant (A) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (B) makes an assignment for the benefit of its creditors; (C) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (D) takes action for the purpose of any of the foregoing; or

         22.6. Receiver: A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within 60 DAYS; or

         22.7. Attachments: This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

         22.8. Assignment/Sublease: Tenant assigns this Lease or subleases all or any portion of the Premises without Landlord's prior written consent.

23.      REMEDIES OF LANDLORD UPON TENANT'S EVENT OF DEFAULT:

         23.1. Termination: In the event of an Event of Default by Tenant, Landlord may, at his option, terminate the Lease and repossess the Premises pursuant to the laws of the State of Florida and recover from Tenant as damages:

                  (a) the unpaid rent and other amounts due at the time of termination plus interest thereon at the Default Rate from the due date until paid;

                  (b) the present value of the balance of the rent for the remainder of the term after termination less the present value of the fair market value rental of the Premises for said period (both determined by applying a discount rate of 1 1/2% below the Wall Street Journal Prime Rate); and

                  (c) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of recovering the Premises.

                  23.2. Landlord's Options: Landlord may, in the alternative, (i) continue this Lease in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease; or (ii) terminate Tenant's right of possession (but not this Lease) and repossess the Premises pursuant to the laws of the State of Florida, without demand or notice of any kind to Tenant except that which is required by Florida law and its requirements of legal process, in which event Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be reasonable. For purpose of such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, at Tenant's expense, provided that the same are justified by the economics of the replacement lease in Landlord's reasonable determination. Tenant shall also be responsible for rent for the period that the Premises are vacant and all costs of re-letting, including without limitation, brokerage commissions and attorneys' fees. Tenant shall also be liable for any deficiency of such rental below the total rental and all other payments herein provided for the unexpired balance of the term of this Lease; or
                           (iii) exercise any and all other rights and remedies available to Landlord at law or in equity.

24.      SECURITY DEPOSIT: PURPOSELY OMITTED

25. LIEN FOR RENT: Landlord expressly waives all rights of levy, distraint or execution with respect to Tenant's property, including without limitation any statutory or common law security interest or landlord's lien for rent.

26. LIMITATION ON LANDLORD'S PERSONAL LIABILITY: Tenant specifically agrees to look solely to Landlord's interest in the Project and its rents (subject to prior assignment and subordination in favor of third parties) for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, partners, directors or employees of Landlord or of any partners in the entity comprising Landlord) shall never be personally liable for any such judgment.

27. ATTORNEY'S FEES: If there is any legal action or proceeding between Landlord and Tenant regarding this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment. Wherever used in this Lease, "attorney's fees" and "costs" shall include those incurred at the trial level and at all levels of appeal as well as those incurred in any bankruptcy proceedings.

28. WAIVER: No failure of either party to enforce any term hereof shall be deemed to be a waiver.

29. SEVERABILITY: If any clause or provisions of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Notwithstanding the foregoing, this paragraph shall be inapplicable to the extent any Laws would void any obligation of Tenant to pay rent or other charges due from Tenant to Landlord hereunder or Landlord to provide utilities, services or access to the Premises and parking.

30. NOTICES: All notices or other communications required or permitted hereunder must be in writing, and be (i) personally delivered (including by means of professional messenger service) with signed receipt, (ii) sent by overnight, receipted courier, with request for next Business Day delivery, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth in PARAGRAPH 1. All notices sent by mail will be deemed received on the date of acceptance or rejection of service.

31. HOLDING OVER: Any holding over after the expiration or termination of this Lease shall only be for a period of sixty (60) days and construed as a month-to-month tenancy on the same terms of this Lease except that per diem Base Rent shall be 125% of the per diem Base Rent for the month of the Lease preceding the month in which the expiration or termination occurred, and otherwise in accordance with the terms hereof, as applicable. In the event Tenant shall be or become a holdover tenant, Tenant shall also indemnify Landlord against all claims for damages against Landlord as a result of Tenant's possession of the Premises after such 60 day period, including, without limitation, claims for damages by any tenant to whom Landlord may have leased the Premises, or any portion thereof, for a term commencing after the expiration or termination of this Lease.

32.      TIME: Time is of the essence of this Lease.

33. HEIRS, ASSIGNS, SUCCESSORS: This Lease is binding upon and inures to the benefit of the assigns and successors in interest of Landlord and is binding upon and inures to the benefit of Tenant and Tenant's heirs and successors and, to the extent assignment may be approved by Landlord or otherwise permitted hereunder, Tenant's assigns.

34. SUBORDINATION: This Lease is and shall always be subordinate to the lien of any mortgages which are now or shall at any future time be placed upon the Project, the Premises or Landlord's rights hereunder, and to any renewals, extensions, modifications or consolidations of any such mortgage, if and only if, in each instance Tenant receives a non-disturbance agreement from the holder of each and every such mortgage. Landlord represents that as of the date of this Lease, the only mortgage encumbering the Project and the Building is in favor of Bank Atlantic (the "Existing Lender"), and Landlord shall use reasonable, diligent efforts deliver to Tenant no later than the Delivery Date the non-disturbance agreement having been signed by the Existing Lender in the form attached hereto as Schedule 4. If Tenant does not receive the non-disturbance agreement from the Existing Lender within 10 days after the date this Lease is signed by the parties, Tenant shall be entitled to cancel this Lease by notice of cancellation given to Landlord prior to the expiration of such 10 day period. Tenant's obligation to subordinate this Lease to any future lender shall be subject to receipt of a non-disturbance agreement in the form attached hereto as Schedule 4 (but for changing the name of the lender and identification of the mortgage and related loan documents or other changes approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed).

35.      ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS:

         35.1. Content: Tenant shall at any time upon not less than 15 DAYS' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing:

                  (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and

                  (b) acknowledging that there are not, to Tenant's knowledge without investigation, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer to the Premises.

         35.2. Failure to Deliver: If Tenant fails to deliver such statement within such time, Landlord shall be entitled to send Tenant a reminder notice, and if Tenant shall fail to deliver such statement within 5 days after receipt of the reminder notice, the following shall be conclusive upon Tenant:

                  (A) that this Lease is unmodified and in full force and effect, without modification except as may be represented by Landlord;

                  (B) that there are no uncured defaults in Landlord's performance; and

                  (C) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Tenant under this Lease.

36. AUTHORIZATION: If Tenant executes this Lease as a corporation or partnership, then Tenant and the person(s) executing this Lease on behalf of Tenant, represent and warrant that such entity is duly qualified to do business in the State in which the Project is located and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on Tenant's behalf.

37. JOINT AND SEVERAL LIABILITY: In the event that more than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant's obligations hereunder. In the event that Tenant is a partnership, all general partners shall be jointly and severally liable for all of Tenant's obligations hereunder.

38. FORCE MAJEURE: Each party shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond that party's absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental moratoriums, fire or other casualty or Acts of God.

39. RECORDING: Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord, which may be unreasonably withheld.

40. RIDER: A Rider, signed by the parties [X] is attached [ ] is not attached hereto.

41. ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

42. GOVERNING LAW: This Lease shall be construed in accordance with the internal laws of the State of Florida (without regard to conflicts of law or choice of law rules). Landlord and Tenant hereby submit to the jurisdiction of the Civil Courts of the State of Florida in respect of any suit or other proceeding brought in connection with or arising out of this Lease and venue shall be in Palm Beach County, Florida.

43. RADON GAS: The following statement is included in order to comply with Florida statutory law requirements: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

44. MOVING ALLOWANCE: Landlord shall provide Tenant upon lease commencement with a moving allowance of $1.50 per rentable square foot to help defray Tenant's cost of moving (including without limitation costs of cabling and relocation of systems) upon receipt of invoices for such expenditures. Tenant will not be charged for any elevator service, supervision, guard service (unless after normal building operating hours), and cleaning for its initial move in.

45. OPTION TO RENEW: Tenant has two (2) options to renew the lease for a period of five (5) years each provided that in exercising each Tenant
         (i) is not in default hereunder beyond any applicable cure period and (ii) gives Landlord written notice via registered mail return receipt requested and received by Landlord not later than twelve (12) months prior to initial lease expiration or first extended option period as applicable. All terms and conditions as contained in the Lease shall remain the same except that the renewal rate shall be the "prevailing market rate" for similar space in comparable buildings for similar inducements, and lease term in downtown Boca Raton area. If Tenant should fail to exercise the first option to renew within the time period aforementioned upon the terms and conditions herein stated, both the first and second option to renew shall automatically lapse and expire and Tenant shall have no further right, title or interest in and to the Premises upon expiration of the initial Lease term. The tern "prevailing market rate" per rentable square foot shall mean the annual rate of rent determined by Landlord and accepted by Tenant, as the prevailing market base rental rate in the downtown area of Boca Raton, Florida for comparable office space which has been built out for occupancy (taking into consideration the duration of the terms for which such space is being leased, location and/or floor level within the applicable building, when the applicable rate first becomes effective, quality and location of the applicable building, rental concessions, build-out allowances and other relevant factors) for a lease term commencing on the Option Period commencement date. Executed leases and bona fide written offers to lease comparable space in the Building received by Landlord from third parties (at arm's length) may be used by Landlord as an indication of the prevailing market rate. In the event of Tenant's rejection of Landlord's quoted prevailing market rate with ten (10) days of receipt of same from Landlord, Landlord and Tenant shall thereafter each select a broker with substantial experience in the downtown area of Boca Raton, Florida, office market for the purpose of making a determination of the prevailing market rate for each option period commencement date; provided that if either Landlord or Tenant shall fail to notify the other of the identity of its selected broker as aforesaid within twenty (20) days of the others' written demand therefore (which demand shall identify the notifying party's broker and make specific reference to the consequences imposed by this provision for non-selection), the party who shall have failed to identify its broker shall be deemed to have irrevocably consented to the prevailing market rate determined in good faith by the broker selected by the other party. Assuming that both brokers are timely selected, however, the two selected brokers shall then each independently make a determination of prevailing market rate for each subsequent option period commence date and shall together select a third broker, experienced as aforesaid. The jointly selected broker shall then select one of the two determinations as aforesaid for each remaining option period commencement date which is closest to the prevailing market rate for purposes of this provision. This determination, so long as it is made in good faith, shall be final and not subject to appeal. Each party to the Lease shall pay the fees and cost of its own broker and one-half of the fees and costs payable to the jointly-selected broker determined as aforesaid (the foregoing collectively referred to as the "Three-Broker Method").

46. RIGHT OF FIRST REFUSAL: Landlord agrees to provide Tenant with a continuous right of first refusal which is subordinate to any existing tenant then in place and under lease (including any renewal right stated in existing tenant's lease, this subordination meaning only that the existing tenant shall have superior rights with respect to its own space) on space located on the 2nd and 3rd floors of Building Two at First Union Plaza. In the event that the Landlord receives an acceptable offer from a third party for space, then Landlord shall provide Tenant with the acceptable offer and Tenant shall notify the Landlord within five (5) business days of receiving same of its intent to exercise its right. Should the Tenant exercise its right, and if such offer is a bonafide arm's length offer, the rental, terms and conditions shall be per Tenant's existing lease, except for 1) the area which shall be equivalent to the prospect's area; and 2) lease term shall be coterminous with this Lease, however if initial lease term is less than five (5) years the term shall be extended out to a minimum five (5) year lease, or to a maximum ten (10) year lease. Lease term is at Tenant's sole election. Should Tenant fail to exercise the right of first refusal within the time period aforementioned upon the terms and conditions herein stated, such right of first refusal for that particular third party offer to lease space shall lapse.

47. SATELLITE DISH: If required by Tenant, Landlord shall grant Tenant a license to install a satellite dish or other communications equipment on the roof of the building at no rental cost to Tenant, together with the right to install such cabling and other installations reasonably acceptable to Landlord, subject however to all terms and conditions of the Site License Agreement Rider attached hereto and made a part hereof as Schedule 2. All Dish size and design must be architectural compatible to the Project, comply with all governmental structural requirements and Laws and be reasonably approved by Landlord.

48. GENERATOR: Tenant shall have the right to install a generator for Tenant's sole use in a mutually acceptable location, at Tenant's sole cost and expense. Tenant hereby indemnifies, defends (by counsel reasonably acceptable to Landlord), protects and holds Landlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever arising in favor of third parties or Landlord and out of or relating to Tenant's installation, maintenance or use of its generator, regardless of whether caused by Tenant or its agents, employees or invitees.

49. OPTION TO EXPAND: Tenant shall have an option to expand onto the third floor for rentable square footage totaling approximately 8,000 provided that Tenant gives Landlord written notice not later than ten
         (10) days following March 25, 2006. The rental rate, tenant improvements, and additional incentives shall be the prevailing market rate (as determined in accordance with Section 46 above) taking into account the foregoing for similar space for buildings in the general downtown Boca Raton area but in no event will rental rate be lower than current rate being paid by Tenant at time of option. In the event of a disagreement between the parties as to prevailing market rate, such rate will be resolved by arbitration using the "Three Broker Method" as utilized in connection with Tenant's renewal option. Rent on the expansion space will commence upon the earlier of (i) sixty days following Landlord's delivery of the possession of the expansion space or (ii) Tenant's conducting its business within such expansion space. Landlord shall deliver possession of the expansion space to Tenant upon expiration of the terms of the two leases currently existing for such space.

50. OPPORTUNITY TO LEASE AVAILABLE SPACE: During the term of lease, Tenant shall have the right to lease available space in the building, on the 2nd and 3rd floors, by providing Landlord written notice of its intent. Upon Landlord receiving notice from Tenant that it requires additional space, landlord shall notify Tenant in writing that space is available (or not) and the terms upon which Landlord would lease such space. Such terms shall in any event not exceed the prevailing market rate (as determined in accordance with Section 46 above) taking into account the foregoing for similar space for buildings in the general downtown Boca Raton area but in no event will rental rate be lower than current rate being paid by Tenant at time of the election of such right. In the event that Landlord and Tenant cannot agree on terms however Tenant still elects to lease such space, then the parties shall then proceed to arbitration based on the Three Broker Method.

51. WAIVER OF THE RIGHT TO TRIAL BY JURY: LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE PREMISES, OR THE PROJECT.

52. CONSENTS AND APPROVALS: Except as otherwise set forth in this Lease, in each instance where a party's approval or consent is required or its opinion controls any aspect of this Lease affecting the other party, (i) such approval shall not be unreasonably withheld or delayed unless this Lease expressly allows such approval or consent to be withheld arbitrarily or in the party's sole determination, and (ii) such opinion shall be reasonably rendered.

53. CONSEQUENTIAL DAMAGES: Notwithstanding anything to the contrary in this Lease, neither party shall be liable to the other party for consequential damages or punative damages; provided, however, the limitation for consequential damages shall not apply to consequential damages that Tenant shall be entitled to seek from Landlord on account of Landlord unreasonably withholding consent to Tenant's desired assignment of this Lease or sublease of the Premises.

54. LANDLORD'S DEFAULT: Without limiting other remedies expressly reserved to Tenant in this Lease or any remedies of Tenant at law or in equity, Tenant shall be entitled to terminate this Lease in case of Landlord's default which remains uncured after the applicable cure period. The applicable cure period shall be the same period of time following Tenant's notice to Landlord of the default applicable to defaults of Tenant. In the event Tenant terminates this Lease on account of Landlord's default, Landlord shall, in addition to other remedies expressly reserved to Tenant in this Lease, pay Tenant the unamortized portion of costs and expenses paid by Tenant in connection with the Tenant Finish over and above the Tenant-Allowance.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                  LANDLORD:

                                  BOCA II ASSOCIATES, LTD.,
                                  a Florida limited partnership

                                  By:  SONGY PARTNERS LIMITED,
                                       a Florida limited partnership,
                                       its general partner

                                  By:  SPL Florida, Inc., a Florida
                                       corporation, its general partner

WITNESSES:

/s/ Robert A. Brooks              By:  /s/ David B. Songy
------------------------------       ----------------------------------------
                                     David B. Songy, President
------------------------------

                                  TENANT:

                                  Mackenzie Investment Management, Inc.

/s/ Leslie H. Ferris              By: /s/ C. William Ferris
------------------------------       ----------------------------------------
/s/ Francine Howard               Print Name: C. William Ferris Title: Sr. V.P.
------------------------------               ------------------       ---------

                                   EXHIBIT A

Parcel 1

All of Lot C, Block 27 of SPANISH RIVER COMPANY SUBDIVISION, Plat A, in the Town of Boca Raton, Florida, according to the Plat thereof recorded in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida, in Plat Book 16, Pates 27 to 30.

LESS THE FOLLOWING DESCRIPTION:

A portion of Lot "C", Block 27, Spanish River Land Co., Plat "A", according to the plat thereof as recorded in Plat Book 16, at Pages 27 through 30, of the Public Records of Palm Beach County, Florida, in Section 29, Township 47 South, Range 43 East, being more particularly described as follows:

COMMENCE at the Northwest corner of the Northwest one-quarter (N.W. 1/4) of said
Section 29; thence along the North line of said Northwest one-quarter (N.W. 1/4), North 88(degrees)58'21" East for a distance of 421.90 feet; thence, South 00(degrees)53'04" East for a distance of 836.28 feet; thence South 01(degrees)19'12" East for a distance of 2319.02 feet; thence South 88(degrees)40'48" West for a distance of 40.00 feet to the POINT OF BEGINNING, said point also being the Northeast corner of said Lot "C"; thence along the East line of said Lot "C", South 01(degrees)19'12" East for a distance of 250.33 feet to the Southeast corner of said Lot "C"; thence along the South line of said Lot "C", South 88(degrees)57'29" West for a distance of 42.15 feet to a point of curvature of a circular curve concave to the Northwest, having for its elements a central angle of 90(degrees)16'41", a radius of 30.00 feet and a chord bearing of North 43(degrees)49'09" East; thence run Northeasterly along the arc of said curve for a distance of 47.27 feet to a point of tangency on a line being 12 feet West of and parallel with the aforementioned East line of Lot "C"; thence along said parallel line, North 01(degrees)19'12" West for a distance of 208.29 feet to a point of curvature of a circular curve concave to the West, having for its elements a central angle of 33(degrees)13'28", a radius of 21.75 feet and a chord bearing of North 17(degrees)55'56" West; thence run Northerly along the arc of said curve for a distance of 12.61 feet to a point of non-tangency on the North line of said Lot "C"; thence along said North line, North 88(degrees)56'27" East for a distance of 15.56 feet to the POINT OF BEGINNING.

TOGETHER WITH:

Parcel 2

The East 300 feet of Lot B in Block 27 of SPANISH RIVER LAND COMPANY'S PLAT "A", according the plat thereof as recorded in Plat Book 17, Pages 27 to 30, of the Public Records of Palm Beach County, Florida, and Lot 10 in Block 29 of MIZNER DEVELOPMENT CORP. PLAT 1, according to the plat thereof as recorded in Plat Book 3, Page 37, of the Public Records of Palm Beach County, Florida.

TOGETHER WITH:

Parcel 3

A portion of Lots "A" and "B", Block 27, of SPANISH RIVER LAND CO. Plat "A", as recorded in Plat Book 16, Page 28, of the Public Records of Palm Beach County, Florida, more fully described as follows:

Commerce at the Southeast corner of said Lot "B", Block 27, being the intersection of the North Right of Way line of Camino Real and the West line of a 20 foot alley, thence South 88(degrees)30'00" West along said North Right of Way line, a distance of 300.00 feet to the Point of Beginning; thence continue South 98(degrees)30'00" West along said Right of Way line, a distance of 240.85 feet; thence North 1(degree)30'00" West a distance of 125.00 feet; thence South 88(degrees)30'00" West a distance of 156.11 feet; thence Northeasterly along the new Right of Way line of Dixie Highway on a curve to the right having a radius of 428.34 feet, a central angle of 13(degrees)12'00", an arc distance of 98.67 feet; thence Northeasterly along said new Right of Way line on a curve to the left having a radius of 528.34 feet, a central angle of 6(deg)05'00", an arc distance of 56.10 feet; thence North 88(degrees)30'00" East along the South Right of Way line of S.E. 9th Street 304.78 feet; thence South 1(degree)44'00" East, a distance of 249.85 feet more or less to the point of beginning.

                                   EXHIBIT A


LESS THE FOLLOWING DESCRIPTION:

A portion of Lots A and B, Block 27, of the Subdivision of SPANISH RIVER LAND CO. FLAT A, as recorded in Plat Book 16, Page 28, of the Public Records of Palm Beach County, Florida, more fully described as follows:

Commencing at the Southwest corner of said Lot A, being the intersection of the old East right-of-way line of Dixie Highway with the existing North right-of-way line of Camino Real; thence on a magnetic bearing of North 88(degrees)30'00" East, along said existing North right-of-way line a distance of 20.32 feet; thence Northerly on a curve, concave to the East having a chord bearing of North 17(degrees)48'52" East, a chord distance of 132.46 feet, a radius of 428.34 feet, a central angle of 17(degrees)47'20", for an arc distance of 132.99 feet to the Point of Beginning; thence North 88(degrees)30'00" East, and parallel to said existing North right-of-way line of Camino Real, a distance of 156.11 feet; thence North 1(degrees)30'00" West, a distance of 25.00 feet; thence South 88(degrees)20'00" West, a distance of 141.58 feet to a point on the aforesaid curve extended; thence Southerly along said curve, having a chord bearing of South 28(degrees)38'33" West, a chord distance of 28.91 feet, a radius of 428.34 feet, a central angle of 3(degrees)52'05", an arc distance of 28.91 feet, to the Point of Beginning.

                                 Schedule 1(a)

                                  [FLOOR PLAN]



         Total square footage shown is based on useable square footage measured by BOMA ANSI Z65.1 1996 standards. Common area loss factor shall not exceed 12%.

                                 Schedule 1(b)

                                  [FLOOR PLAN]



         Total square footage shown is based on useable square footage measured by BOMA ANSI Z65.1 1996 standards. Common area loss factor shall not exceed 12%.

                                 Schedule 1(c)

                                  [FLOOR PLAN]



          Total square footage shown is based on usable square footage measured by BOMA ANSI Z65.1 1996 standards. Common area loss factor shall not exceed 12%.

                                   SCHEDULE 2


                               SITE LICENSE RIDER
                                   (Rooftop)

         1. GRANT. Subject to the following terms and conditions, Landlord hereby grants Tenant the nonexclusive license to install, maintain, operate and remove radio communications equipment and related appurtenances on certain designated space on roof of the Building, and licenses to Tenant the use of certain designated portion of the Building appropriate electric and telephone connections within or without the Building (the space on and within the Building for Tenant attachment and additional space for Tenant's occupancy and connections hereafter collectively the "Site"). This license is irrevocable during the term of the Lease provided that Tenant complies with this Rider and does not remain in default of the Lease beyond the expiration of any applicable cure period. The Site is provided to Tenant in "AS IS, WHERE-IS, WITH ALL FAULTS" condition to be mutually determined by Landlord and Tenant. Landlord shall continue to have the right to grant others rights to occupy or utilize the roof of the Building.

         2. USE. Tenant shall have the right, at its sole expense, to install, construct, maintain, modify and repair (and, with Landlord's prior written approval, which shall not be unreasonably withheld) supplement, replace and upgrade radio and other communications transmitting and receiving antennas, supporting mounts' and cables, equipment, storage structures and other improvements relating thereto (collectively the "Equipment") on the Site. Tenant shall provide Landlord a description of the external antennas and their mounting brackets included. Tenant shall have the right to use, as reasonably determined by Landlord and Tenant, the Building conduit and sleeving connecting such locations and servicing the equipment as currently existing within, provided, however, that Tenant shall connect its Equipment to those adequate sources of electricity and telephone which are located closest to Tenant's site (with the consent and coordination of the appropriate telecommunications provider) unless Landlord has given, its written approval of Tenant connecting to alternative sources. The aforementioned uses and equipment are hereafter referred to as "Permitted Uses". Except as specifically approved by Landlord in writing (which approval shall not be unreasonably withheld or delayed), antennas and other Equipment must not extend above Building roof parapet walls or be visible from the Common Areas and shall be located on the roof of the Building. All exterior antennas and other external Equipment shall be painted so as to reasonably match the appearance of the surfaces on which they are mounted. Any changes in number, type, or location of antennas or other Equipment shall require Landlord's prior written approval, which shall not be unreasonably withheld. Tenant may install at its sole cost and expense a chain link non-electrified security fence around the Site so long as it provides Landlord with a duplicate key to the fence. All Equipment and all work performed with respect thereto shall be in compliance with all Laws at Tenant sole cost and expense. Tenant shall be solely responsible, at its expense, for securing any and all building permits and approvals, zoning changes or approvals, variances, use permits and other governmental permits from applicable governmental authorities, including any Federal Aviation Administration approval (collectively, "Permits,') prior to any construction or other work on the Site. Landlord agrees to reasonably cooperate with Tenant in obtaining the Permits, provided Landlord is not obligated to expend any funds, bring any legal actions in furtherance of the same, or have any liability or cost associated therewith. Tenant agrees to reimburse Landlord, on demand, its reasonable attorney's fees to review any documentation requested to be executed or consent to by Landlord. Landlord makes absolutely no representations or warranties regarding the Permits or whether the Permits are obtainable and shall have no liability to Tenant for failure to obtain any Permits. Copies of the Permits shall be provided to Landlord within five (5) days of obtaining same and in all events prior to installation of the Equipment. Tenant shall promptly pay all costs and expenses incurred in connection with the installation, construction, maintenance, repair, operation, upgrade, replacement or removal of the Equipment and shall not cause or permit any lien to be created against the Site. Nothing in this Rider will be deemed in any way to give Tenant any right, power or authority to contract for or permit to be furnished any service or materials which would give rise to the filing of any construction, mechanics' or materialmen's lien against Landlord's estate or interest in the Project, it being agreed that no estate or interest of Landlord in the Project will be subject to any lien arising in connection with any alteration, additions or improvements made by or on behalf of Tenant. Tenant agrees to incorporate the provisions of this paragraph into the contract with any contractor installing the Equipment or otherwise conducting work on the Site on behalf of Tenant; provided, however, Tenant's inadvertent failure to make such notification shall not be deemed a default of this Rider or the Lease. Landlord reserves the right, in addition to the foregoing, to record in the public records a notice of non-responsibility as provided for in the Construction Lien law. Tenant shall, within ten (14) days after being requested to do so by Landlord, execute, acknowledge and deliver to Landlord a notice of this Rider in recordable form confirming that the terms of the Rider with the third party expressly provides that the interest of Landlord in the Project shall not be subject to liens for improvements made or other work performed by or on behalf of Tenant and such other information as may be required by Chapter 713, Florida Statutes to prevent the interest of Landlord in the Project from being subject to liens for improvements made or other work performed by or on behalf of Tenant. Tenant shall only use the Equipment for its own personal use, and in no event shall Tenant be permitted to allow the Equipment to be used by or for the direct or indirect benefit of anyone other party other than an affiliate and any entities into which Tenant is merged or consolidated, or an entity to which a substantial portion of Tenant's assets are transferred, or any permitted assignee or subtenant under the Lease.

         3. MAINTENANCE. Tenant, at its sole cost, shall comply with all applicable Laws relating to its possession of the Site and use of the Equipment. Tenant shall be responsible for all maintenance of the Equipment and for the cost of all repairs or damage to the Building caused by Tenant, or Tenant's agents, employees, contractors or subcontractors, subject to
                  Section 16.6 of the Lease. Tenant shall timely and promptly commence (not to exceed five (5) business days) repair, and diligently pursue completion of such repair, at Tenant's sole cost any such damage (however, if Tenant fails to cure such repair within 45 days, Landlord shall then be entitled to effectuate a cure in which case Tenant shall be responsible for Landlord's out-of-pocket cost with respect to same). If the Equipment is damaged or in need of maintenance or repair so that it is creating or could create a hazard, the determination of which will be made by Landlord in its sole discretion, then Landlord has the right to require Tenant to promptly perform such maintenance and repairs as Landlord deems necessary. If Tenant fails to promptly perform such maintenance or repairs, Landlord may, upon notice to Tenant, enter onto the Site and perform such maintenance or repairs, in which case Tenant shall reimburse Landlord for all costs and expenses associated with such maintenance and repairs plus an administrative fee of ten percent (10%) of the cost of the repairs. If necessary upon notice from Landlord, Tenant shall remove the Equipment, at its expense, if required for Landlord to conduct repair or maintenance on the roof or any portion of the Project; provided, however, Landlord agrees to use reasonable efforts to perform non-critical (i.e. normal and routine maintenance) maintenance that would materially and adversely interfere with Tenant's use of its equipment during non-Business Hours. The foregoing shall not apply to repairs or emergencies (defined as a situation involving imminent danger to person or property) or non-critical maintenance that would not materially or adversely interfere with Tenant's use of its equipment.

         4.       INTERFERENCE.

                  (a) Tenant agrees to install Equipment only of types and generating frequencies, which will not cause interference to transmissions, or signals from Landlord and other users of the Project as may be already in place or may hereafter be placed on the Project. Tenant shall not change the frequency range outside of the 1850-1990 MHZ frequency range if it interferes with other users within the Project. In the event that the Equipment causes such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the interference cannot be eliminated within 48 hours after receipt of written notice from Landlord to Tenant, Tenant shall disconnect electronic power and shut down the Equipment (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement, or other action taken for the purpose of correcting such interference) until such interference is corrected, and if such interference is not corrected within 30 days after receipt of the written notice, Tenant agrees to remove the Equipment from the Project and this Rider shall terminate as if by expiration.

                  (b) Tenant will not permit the Equipment to create discernible adverse affects on any other equipment located on or in the Building, or transmissions or reception of signals of such other equipment. Tenant and Landlord acknowledge the Equipment emits electromagnetic fields. The guidelines for human exposure to these electromagnetic fields are recommended in "American National Standard Safety Levels with respect to Human Exposure to Radio Frequency Electromagnetic Fields, 300 KHZ to 100 GHZ," (ANSI C95.1-1982) issued by the American National Standards Institute and adopted by the Federal Communications Commission, as same may be undated or amended from time to time (the "ANSI Standards"). Tenant agrees to fully comply with the latest adopted edition of the ANSI Standards and any other standards or regulations which may be adopted from time to time by governmental agencies having jurisdiction over the use of the Equipment.

                  (c) Landlord shall have no liability for any interference to Tenant's operation of the Equipment caused by a third party. Landlord agrees to use reasonable efforts enforce upon any third party users of the Building roof the similar restrictions regarding interference as set forth in this Paragraph 4, provided that Landlord shall not be obligated to expend funds or institute a lawsuit against such third party user.

                  (d) In the event of any default hereunder which remains uncured after expiration of the non-monetary default cure period set forth in the Lease, Landlord shall also have the right to terminate this Rider independent of or in connection with the Lease termination.

         5.       IMPROVEMENTS, UTILITIES AND ACCESS.

                  (a) The Equipment shall remain the exclusive property of Tenant, and Tenant shall have the obligation to remove all Equipment following any termination of this Rider and to repair all damage caused by the Equipment's installation, operation, repair, replacement or removal.

                  (b) At its sole cost and expense, Tenant shall have the right to install utilities and to improve present utilities on the Project for Tenant use only, including but not limited to the installation of emergency power generators, in order to service the Equipment throughout the tern of this Rider. The foregoing right of Tenant is subject to Landlord's reasonable prior approval of the plans and specifications therefore and the contractor performing such work. Tenant shall have no right to adversely effect the structural, electrical, utility, roof or mechanical systems existing in the Project or increase the burden thereon. All such work will be in compliance with all rules, regulations and Laws governing same. Landlord shall have the right to require Tenant to use a contractor selected by Landlord in the event such work may impact the roof, electrical or utility system or the structural integrity of the Project. Tenant shall be responsible for all utility connection charges, and all utility use charges, for electricity or any other utility used by Tenant. Unless otherwise agreed in writing by Landlord, all utility services to the equipment shall be separately metered at Tenant's sole cost and expense. All utility installations, connections and upgrades by Tenant are limited to the Permitted Uses unless Tenant obtains Landlord's prior written consent.

                  (c) Tenant agrees to observe such reasonable rules and regulations as Landlord shall from time to time adopt for users of the roof, provided, however that, subject to reasonable safety ans security precautions, Landlord shall allow access to the Site and the Equipment at all times, 24 hours each day, every day, through a reasonable means of ingreess and egress. Tenant, at its sole expense, may use appropriate, non-dangerous means of restricting unauthorized access to Site and the Equipment, provided, however, that Landlord shall have access to the Site for inspections and repairs at all times.

         6. HOLD HARMLESS. Tenant agrees to defend, indemnify and hold Landlord and its Affiliates or subsidiary companies, their offices, agent and employees harmless from any and all liabilities, costs, damages, expenses, losses, claims, actions, suits, causes of action, judgements, and charges of every kind and nature whatsoever arising in favor of third parties, including reasonable attorney's fees, which may in any manner arise our of or relating to Tenant's use or occupancy of the Project or its installation, operation, repair, replacement, maintenance or removal of the Equipment or the performance or non-performance of this Rider by Tenant, Tenant's contractors, subcontractors, employees, agents or assigns, including without limitation, those that may arise our of the use or furnishings of materials, and as to such claims, actions, suits, causes of action, judgments, and charges of every kind and nature whatsoever arising from or resulting from any misconduct by Tenant, its subcontractors, agents, servants, employees, or any or all of them. "Affiliates" shall mean any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, another person or entity. "Control" for this definition shall be defined as holding at least a majority of voting power or operating control. The indemnification obligations set forth herein shall survive the expiration or termination of this Rider.

         7. COMPLIANCE WITH LAWS. All installations and operations in connection with this Rider by Tenant shall be conducted in accordance with all applicable rules and regulations of the Federal Communications, Federal Agency, and all other applicable federal, state Laws, codes and regulation. Tenant is solely responsible for the licensing, operation and maintenance of Tenant's Equipment, including, without limitation, compliance with any terms of its Federal Communications Commissions license with respect of building light observation any notification to the Federal Aviation Administration in that regard. Tenant's Equipment, transmission lines, and any related devises, and the installation, maintenance and operation thereof, shall not damage the Building, the Project, or any Project or properties adjoining, or interfere with the use of the Building and the remainder of the Project, by Landlord, others, and Tenant shall defend, indemnify and hold harmless Landlord from any and all liabilities, claims, damages, losses, causes of action, costs and expenses (including attorney's fees and costs through trial and all appellate levels) arising from or in connection with any such damage or interference. This obligation of Tenant's to defend, indemnify and hold harmless Landlord survives the termination of this Rider.

                                   SCHEDULE 3

                             RULES AND REGULATIONS

         1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except in accordance with reasonable procedures established by Landlord.

         2. Except as permitted by the Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by any Tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant.

                  If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

                  All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

         3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom.

         4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the windowsills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's premises.

         5. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturday, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

                  Landlord shall in no case be liable for damages for unintentional error with regard to the admission to or exclusion from the Building of any person.

                  Landlord shall provide security service for the building consistent with first class office buildings in major metropolitan areas in the Southeast United States.

                  During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

         6. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the premises, however, occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

         7.       (Intentionally omitted)

         8. Each Tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries and sustained by other Tenants or occupants of the Building of Landlord. On multiple-tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

         9. As more specifically provided in the Tenant's Lease of the premises, Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls.

         10. No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

         11. Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devises for the Building, offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

         12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose employees or invitees(while such invitees are inside the Premises), shall have caused it.

         13. No Tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No Tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

         14. No Tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building.

         15. No cooking shall be done or permitted by any Tenant on its premises (except that use by the Tenant of Underwriters' Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall premises be used for lodging. Use of microwave ovens for warming of prepared foods for use of Tenant, its employees and business invitees, is permitted, so long as such food is not sold to third parties for profit.

         16. Except with the prior written consent of Landlord, no Tenant shall sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall Tenant carry on, or permit or allow any employee or other person to cant' on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any Tenant be used for any improper, or reasonably objectionable purpose, or any business activity other than that specifically provided for in such Tenant's lease. This paragraph shall be inapplicable to the sale of mutual funds, securities, insurance products and other financial goods and services that are part of Tenants business.

         17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their instillation.

         18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all premises shall be subject to the written approval of Landlord.

         19. Except as provided in Section 47 of the Lease, no Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

         20. No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

         21. No furniture, freight, equipment or other property which is excessively bulky will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be reasonably designed by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

                  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable by Landlord.

         22. No Tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof, without prior approval from Landlord which approval will not be unreasonably withheld.

         23.      (Intentionally omitted)

         24. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the premises.

         25. Each Tenant shall store all its trash and garbage within the interior of it premises, and Landlord as part of janitorial services provided to Tenant shall remove Tenant's trash and garbage as provided for in the Lease. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

         26. Canvassing, soliciting, distributing of handbills or any other written material and peddling in the outside of the Premises are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

         27. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

         28. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         29. Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         30. Tenant assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed.

         31. Tenant's contractors performing work within the Common Areas must sign in with the management office prior to beginning any work. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

         32.      (Intentionally omitted)

         33. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted. All such rules and regulations, however, shall apply to all Tenants uniformly in the Building. No additional rules or regulations shall be effective against Tenant if, to any extent, they are in conflict with the Lease or impose undue burden on Tenant.

         34.      (Intentionally omitted)

         35.      (Intentionally omitted)

         36. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's reasonable approval before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. No fee will be charged by Landlord pursuant to this paragraph.

         37. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

         38. The Project is designated as a "Non-Smoking" Building. This means that smoking is prohibited in all areas of the building. Individual tenants may not allow smoking areas in their offices. We have placed cigarette urns on the patio at the lakeside fountain to the north of the main lobby for the convenience of smokers. Employees may not smoke at the front/guest entrance to the building.

         39. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, and (while present in the Premises) guests.

         40. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of premises in the Building.

         41. Tenant shall not allow occupancy of the Premises to exceed an average of six (6) persons per one thousand (1000) rentable square feet. This limitation shall not apply to temporary events including without limitation board meetings and investor seminars.

                  THEREOF OR AS TO THE CONDITION OF THE LANDLORD'S BUILDING STANDARD IMPROVEMENTS, EITHER EXPRESS OR IMPLIED, AND THAT THE LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE LANDLORD'S BUILDING STANDARD IMPROVEMENTS ARE OR WILL BE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE. Notwithstanding anything to the contrary in this Lease if, as of the date the Premises are delivered to Tenant: (i) any portion of the Landlord's Building Standard Improvements not in full compliance with all Laws; (ii) any latent defects in the Landlord's Building Standard Improvements, then Landlord shall be obligated to correct same, after notice and opportunity to cure as provided for in the Lease. However the foregoing obligation of Landlord shall not change the definition of "Landlord's Delay". In the event that the defect continues for more than sixty (60) days after Tenant gives written notice thereof to Landlord, or if the defect cannot reasonably be cured within said sixty (60) day period and Landlord fails promptly to commence with due diligence and dispatch the curing of such defect or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such defect or fails to complete the cure within a reasonable period of time (however, if Landlord fails to cure such default within thirty (30) days after the expiration of such sixty (60) day period, Tenant shall then be entitled to effectuate a cure in which case Landlord shall be responsible for Tenant's out-of-pocket costs with respect to same). Landlord agrees that it will diligently pursue and seek to enforce any warranties of the contractor(s) and/or manufacturer of any defective materials incorporated therein. Landlord shall not be in default for actions, inactions or failures, including but not limited to insolvency, of any contractor or manufacturer.

         6. Cost of Initial Tenant Improvements. Landlord will pay all costs and expenses of installing and constructing the Building Standard Improvements. Landlord will further pay all costs and expenses of installing and constructing the Tenant Initial Improvements, being the remainder of the Initial Tenant Improvements (including labor, materials architectural and engineering costs) up to the aggregate amount of $35.00 per rentable square foot of the Premises (the "Improvement Allowance"). Such payment will be made as and when due under Tenant's construction contract subject to a 10% retainage which will be funded by Landlord and subject to lien free completion of the Tenant Initial Improvements at all times. Tenant shall pay the amount, if any (the "Excess TI Cost"), by which the cost of the Tenant Initial Improvements exceeds the Improvement Allowance. The Excess TI Cost shall be payable (i) one-half within 30 days of the date that Landlord approves the Tenant Initial Improvements and Tenant commences the Tenant Initial Improvements (ii) the remainder within 30 days of the date that Landlord's architect or contractor certifies substantial completion of the Initial Tenant Improvements. Past due sums shall bear interest at the Default Rate as set forth in the Lease. Tenant will not be responsible to pay any so-called "impact fee" or off-site improvement costs related to Tenant Building Permit Condition; and any such fees or cost shall be paid by Landlord as and when due. Tenant shall be permitted to spend any unused portion of the Improvement Allowance exceeding $30.00 per rentable square foot for "soft costs" associated with

                  Tenant's occupancy of the Premises including, but not limited to, furniture, file cabinets, telephone equipment and cabling. Notwithstanding anything to the contrary in this Lease, (i) Tenant shall be required to pay for utilities used during construction of Tenant Initial Improvements prior to commencement of this Lease Term and (ii) Landlord shall not charge for its construction supervision or coordination regarding the Initial Tenant Improvements.


Landlord                                     Tenant


/s/ David B. Songy                           /s/ C. William Ferris
----------------------------                 ----------------------------------

                               CONSTRUCTION RIDER
               ATTACHED TO LEASE BETWEEN BOCA II ASSOCIATES, LTD.
                     AND EXECUTED SIMULTANEOUSLY THEREWITH

1. Work by Landlord. Landlord shall cause to be constructed and/or installed in the Premises, "Landlord's Building Standard Improvements" as set forth below. Landlord's Building Standard improvements shall be limited to the following, all constructed in a good and workmanlike manner in compliance with all Laws:

Core Conditions            Elevator lobbies, drywall core taped and floated
                           ready to receive finishes; Exterior perimeter of core, drywall, taped and floated ready to receive finishes; Elevator cabs completely finished and ready to use; Fire stairs finished, painted and ready to use; Rest rooms fully code and ADA compliant and ready to use; All core required doors, frames, and hardware installed and operational.
                           Construction and finishing of elevators, restrooms and lobby will be in accordance with the following materials set forth on the attached Schedule of Finish Materials.

Signage & Graphics         Code required signage at core and public areas
                           complete; Elevator signage, inside and out; Fire stair signage, inside and out of the stairwell; Rest rooms signage installed.

Shell Conditions           Exterior drywall installed, taped and floated.

Electrical                 Electrical transformers (75 KVA). 42 circuit
                           distribution panels in place on both 408/277 volt and 208/120 volt on each floor; 277 V power for lighting at panels (1 1/2 watt capacity per square foot of Rentable Area of the Premises for Tenant's exclusive use); 120 V power at panels connected at load (5 watt capacity per square foot of Rentable
                           Area of the Premises for Tenant's exclusive use) at electrical room

Telephone                  400 pair riser backbone systems on all seven floors
                           at telephone room. Telephone closets on each floor will contain grounded backboards.

Mechanical                 Floor air handlers in place and operational; Main
                           air distribution ducts in place to and including VAV boxes in accordance with building standard (i.e. 12 on each floor, with 2 of the 12 located in the Common Areas).

Life Safety                Operational life safety system complying with all
                           applicable NFPA requirements, including exit signs, horns, enumerators, smoke detector for core area with additional capacity to add certain Tenant requirements. Emergency fixtures shall be located on a full floor, non-partitioned basis in stairwells, building exits, lobbies and toilet rooms.

Sprinkler System           Plumbing lines and all heads installed and turned
                           down on grid in accordance with building standard
                           (i.e.121 heads turned up on the 4th floor, 122 heads turned up on the 5th floor and 126 heads turned up on the 6th floor, with 14 of each of the foregoing located in the Common Areas).

HVAC Specifications

                                                   Outside temperature              Indoor Temperature

                           Summer               75-94 degrees F. dry bulb        74-76 degrees F. at
                                                                                 50% relative humidity

                           Winter               55-74 degrees F. wet bulb        72-76 degrees F.
                                                                                 assuming no humidification

Floors Floors will be leveled so there is no more than a 1/4 inch variation for every ten feet to the extent needed to implement Tenant's architectural design or installation of systems.

Security A card reading system will be located at the ground floor building entry, delivery and one passenger elevator and delivery door entrance.

Windows

Floor Load Bearing Capacity 100 lbs per square foot live load.

"Tenant Initial Improvements" shall consist of all improvements, changes, alterations, additions, equipment, fixtures, and decoration other than Landlord's Building Standard Improvements required to put the Premises in the condition to permit Tenant to open and conduct its business therein as required by this Lease, which shall be the responsibility of Tenant, at Tenant's sole cost and expense, including without limitation any and all permits and approval for Tenant Initial Improvements and the certificate of occupancy for the Premises (other than required to satisfy Tenant's Building Permit Condition). Landlord shall have the right to supervise the construction, at no charge to Tenant, of the Tenant Initial Improvements which shall be constructed by Tenant in compliance with all Laws and lien free. Landlord's supervision means only monitoring of the Tenant Initial Improvements in order to confirm their compliance with Laws and the approved plans. Landlord agrees it will not unreasonably interfere with progress of the Tenant Initial Improvements, and in no event shall Landlord give directives to Tenant's contractor, subcontractors, laborers or other workers. Tenant agrees to use Landlord's base building mechanical, electrical and plumbing engineer as well as Landlord's life safety and electrical subcontractors in connection with Tenant Initial Improvements, subject to such engineers and subcontractors prices being "in line" with market fees or costs and competitively bid. All other contractors or subcontractors used by Tenant shall be licensed and subject to Landlord's prior written approval.

         2. Completion of Construction. If Landlord's Building Standard Improvements are not substantially complete by the time period set forth in the Lease, for any reason, Landlord will not be liable or responsible to Tenant for any claims, damages or liabilities in connection therewith or by reason thereof. Within five (5) days after the Delivery Date, the authorized representative of Landlord and Tenant shall conduct a walk through inspection of the Premises and prepare a list of any defects, incomplete unsatisfactory items (the "Punchlist Items") with respect to Landlord's Building Standard Improvements. Should Tenant not conduct a walk through inspection within five (5) days after the Delivery Date, it shall be presumed that Landlord's Building Standard Improvements is complete and satisfactory in all respects other than with respect to latent defects. Landlord shall be obligated within a reasonable amount of time not to exceed sixty (60) unless additional time is reasonably needed to cure the Punchlist Items. This time provision shall not apply to latent defects (i.e. those which are not capable of being ascertained during a walk through inspection or are a violation of Law not actually known to Tenant), and Tenant shall, within twelve (12) months following the Delivery Date, have the right to report to Landlord any latent defects which are in need of repair based upon the obligation of Landlord to do work to the Premises. In connection therewith, the provisions set forth above shall otherwise apply with respect to Landlord's obligation to cure said latent defects.

         3. Tenant Delay. Tenant covenants that it shall not cause Tenant Delay. In the event of Tenant Delay, the substantial completion of Landlord Building Standard Improvements shall be deemed to be the date such substantial completion would have occurred but for Tenant Delay. As used herein, "Tenant Delay" shall mean (i) the number of days of delay in preparing any of such documentation caused by changes requested by Tenant to any aspect of the Landlord Building Standard Improvements which were reflected in documentation previously approved by Tenant; (ii) the positive difference, if any, between the increase and decrease in the number of days required to complete the Landlord Building Standard Improvements caused by changes requested by Tenant to the working drawings after Tenant's approval thereof or (iii) delays caused as a result of Tenant's, its agents, contractors or subcontractors negligent or wrongful acts or omissions.

         4. Planning and Construction. Landlord and Tenant shall cooperate in good faith in the planning and construction of the Landlord Building Standard Improvements, and Tenant shall respond promptly to any request from Landlord for Tenant's approval of any particular aspect thereof. Landlord's failure to object to Tenant's plans within 15 days after submission of the to Landlord for approval together with specific reasons for disapproval shall be deemed approval of Tenant's plans.

         5. Disclaimer of Warranty. EXCEPT AS OTHERWISE SET FORTH IN HEREIN, TENANT ACKNOWLEDGES THAT THE CONSTRUCTION AND INSTALLATION OF THE LANDLORD'S BUILDING STANDARD IMPROVEMENTS WILL BE PERFORMED BY AN UNAFFILIATED CONTRACTOR OR CONTRACTORS AND THAT ACCORDINGLY LANDLORD HAS MADE AND WILL MAKE NO WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION

                                 [FLOOR LAYOUT]













                       Construction Rider Schedule 1 (a)
                   Landlord's Building standard improvements.

Landlord's building improvements may be substituted based upon availability so long as quality is consistent with specified items



                            (DOOR AND WINDOW TYPES)
                                   [PICTURE]

                               FIRST UNION PLAZA
                                  OFFICE TOWER
                              BOCA RATON, FLORIDA


Landlord's building standard improvements
Landlord's building standard improvements may be substituted based upon availability so long as quality is consistent with specified item(s).



                       Construction Rider Schedule 1 (b)

                            DOOR AND FRAME SCHEDULE

                               [UNREADABLE CHART]



                            FINISH HARDWARE SCHEDULE

                               [UNREADABLE CHART]


                                 WALL SCHEDULE

                               [UNREADABLE CHART]

                            DOOR AND FRAME SCHEDULE

                               [UNREADABLE TABLE]

                       Construction Rider Schedule 1 (c)
                   Landlord's building standard improvements.

Landlord's building standard improvements may be substituted based upon availability so long as quality is consistent with specified item(s).

                         FIRST UNION PLAZA
                         OFFICE TOWER
                         BOCA RATON, FLORIDA





Landlord's building standard improvements.
Landlord's building standard improvements may be substituted based upon availability so long as quality is consistent with specified item(s).




Construction Rider Schedule 1 (d)
FINISH NOTES:
[UNREADABLE TABLE]

                                   EXHIBIT A


Parcel 1

All of Lot C, Block 27 of SPANISH RIVER LAND COMPANY SUBDIVISION, Plat A, in the Town of Boca Raton, Florida, according to the Plat thereof recorded in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida, in Plat Book 16, Pages 27 to 30.

LESS THE FOLLOWING DESCRIPTION:

A portion of Lot "C", Block 27, Spanish River Land Co., Plat "A", according to the plat thereof as recorded in Plat Book 16, at Pages 27 through 30, of the Public Records of Palm Beach County, Florida, in Section 29, Township 47 South, Range 43 East, being more particularly described as follows:

COMMENCE at the Northwest corner of the Northwest one-quarter (N.W. 1/4) of said
Section 29; thence along the North line of said Northwest one-quarter (N.W. 1/4), North 88(degrees)58'21" East for a distance of 421.90 feet; thence, South 00(degrees)53'04" East for a distance of 836.28 feet; thence South 01(degrees)19'12" East for a distance of 2319.02 feet; thence South 88(degrees)40'48" West for a distance of 40.00 feet to the POINT OF BEGINNING, said point also being the Northeast corner of said Lot "C"; thence along the East line of said Lot "C", South 01(degrees)19'12" East for a distance of 250.33 feet to the Southeast corner of said Lot "C"; thence along the South line of said Lot "C", South 88(degrees)57'29" West for a distance of 42.15 feet to a point of curvature of a circular curve concave to the Northwest, having for its elements a central angle of 90(degrees)16'41", a radius of 30.00 feet and a chord bearing on North 43(degrees)49'09" East; thence run Northeasterly along the arc of said curve for a distance of 47.27 feet to a point of tangency on a line being 12 feet West of and parallel with the aforementioned East line of Lot "C"; thence along said parallel line, North 01(degrees)19'12" West for a distance of 208.29 feet to a point of curvature of a circular curve concave to the West, having for its elements a central angle of 33(degrees)13'28", a radius of 21.75 feet and a chord bearing of North 17(degrees)55'56" West; thence run Northerly along the arc of said curve for a distance of 12.61 feet to a point of non-tangency on the North line of said Lot "C"; thence along said North line, North 88(degrees)56'27" East for a distance of 15.56 feet to the POINT OF BEGINNING.

TOGETHER WITH:

Parcel 2

The East 300 feet of Lot B in Block 27 of SPANISH RIVER LAND COMPANY'S PLAT "A", according to the plat thereof as recorded in Plat Book 17, Pages 27 to 30, of the Public Records of Palm Beach County, Florida, and Lot 10 in Block 29 of MIZNER DEVELOPMENT CORP. PLAT 1, according to the plat thereof as recorded in Plat Book 3, Page 37, of the Public Records of Palm Beach County, Florida.

TOGETHER WITH:

Parcel 3

A portion of Lots "A" and "B", Block 27, of SPANISH RIVER LAND CO. Plat "A", as recorded in Plat Book 16, Page 28, of the Public Records of Palm Beach County, Florida, more fully described as follows:

Commence at the Southeast corner of said Lot "B", Block 27, being the intersection of the North Right of Way line of Camino Real and the West line of a 20 foot alley, thence South 88(degrees)30'00" West along said North Right of Way line, a distance of 300.00 feet to the Point of Beginning; thence continue South 98(degrees)30'00" West along said Right of Way line, a distance of 240.85 feet; thence North 1(degrees)30'00" West a distance of 125.00 feet; thence South 88(degrees)30'00" West a distance of 156.11 feet; thence Northeasterly along the new Right of Way line of Dixie Highway on a curve to the right having a radius of 128.34 feet, a central angle of 13(degrees)12'00", an arc distance of 98.67 feet; thence Northeasterly along said new Right of Way line on a curve to the left having a radius of 528.34 feet, a central angle of 6(degrees)05'00", an arc distance of 56.10 feet; thence North 88(degrees)30'00" East along the South Right of Way line of S.E. 9th Street 304.78 feet; thence South 1(degrees)44'00" East, a distance of 249.85 feet more or less to the point of beginning.

                                   EXHIBIT A

LESS THE FOLLOWING DESCRIPTION:

A portion of Lots A and B, Block 27, of the Subdivision of SPANISH RIVER LAND CO. PLAT A, as recorded in Plat Book 16, Page 28, of the Public Records of Palm Beach County, Florida, more fully described as follows:

Commencing at the Southwest corner of said Lot A, being the intersection of the old East right-of-way line of Dixie Highway with the existing North right-of-way line of Camino Real; thence on a magnetic bearing of North 88(degrees) 30' 00" East, along said existing North right-of-way line a distance of 20.32 feet; thence Northerly on a curve, concave to the East having a chord bearing of North 17(degrees) 48' 52" East, a chord distance of 132.46 feet, a radius of 428.34 feet, a central angle of 17(degrees) 47' 20", for an arc distance of 132.99 feet to the Point of Beginning; thence North 88(degrees) 30' 00" East, and parallel to said existing North right-of-way line of Camino Real, a distance of 156.11 feet; thence North 1(degree) 30' 00" West, a distance of
25.00 feet; thence South 88(degrees) 20' 00" West, a distance of 141.58 feet to a point on the aforesaid curve extended; thence Southerly along said curve, having a chord bearing of South 28(degrees) 38' 33" West, a chord distance of
28.91 feet, a radius of 428.34 feet, a central angle of 3(degrees) 52' 05", an arc distance of 28.91 feet, to the Point of Beginning.

                                   EXHIBIT B
                              ESTOPPEL CERTIFICATE


1. The Lease dated _______________, executed by _____________ as Landlord and _______________ as Tenant, together with the following amendments:
         ___________________________________________, a copy of which is annexed hereto and made a part hereof, is a full, true and complete copy of the Lease. The premises which are the subject of the Lease are described as follows:_______________________________________________.

2. Tenant has delivered to Landlord a security deposit in the amount of $___________.

3.       Rent is due and payable as follows:

         (a) Fixed or Base Rent is payable monthly in the amount of $________ commencing on _______________ and _______________ months of prepaid rent in the amount of $__________________ has been paid;

         (B) The lease ________ is/ ________ is not a "triple net" lease. Tenant is currently paying Additional Rent in the following amount per month: $_______________.

         (c) Tenant's proportionate share of the common expenses constituting Additional Rent is __________%.

4. The term of the Lease commenced on __________________, and terminates on ____________________;

5. The Lease, to the best of Tenant's knowledge with investigation, is in good standing:

6. The Lease ________ does/ ________ does not contain an option to extend such Lease, the term of which extension is for _______________________.